Exhibit 4.1

SFX ENTERTAINMENT, INC.

AS ISSUER,

THE GUARANTORS PARTY HERETO

AND

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE AND COLLATERAL AGENT

INDENTURE

Dated as of February 4, 2014

9.625% Second Lien Senior Secured Notes Due 2019

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Schedule I	Post-Closing Documents

Exhibit A	Provisions Relating to Initial Securities

Appendix I to Exhibit A	Form of Security

Exhibit B	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit C	Form of Certificate to Be Delivered in Connection with Acquiring Accredited Investors

Exhibit D	Form of Supplemental Indenture to Add Guarantors

Exhibit E	Form of Intercreditor Agreement

v

INDENTURE dated as of February 4, 2014, among SFX Entertainment, Inc., a Delaware corporation (the “Issuer”), the Guarantors party hereto from time to time and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).  Certain capitalized terms used herein have the respective meanings set forth in Article I hereof

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) the Issuer’s 9.625% Second Lien Senior Secured Notes due 2019, issued on the date hereof and the guarantees thereof by certain of the Issuer’s subsidiaries (the “Initial Securities”) and (ii) if and when issued, an unlimited principal amount of additional 9.625% Second Lien Senior Secured Notes due 2019 that may be offered from time to time subsequent to the Issue Date as provided for in this Indenture and the guarantees thereof by certain of the Issuer’s subsidiaries (the “Additional Securities,” and together with the Initial Securities, the “Securities”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                                         Definitions.

“Acquired Indebtedness” of any particular Person means Indebtedness of any other Person existing at the time such other Person merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging, consolidated or amalgamated with or into such particular Person or becoming a Restricted Subsidiary of such particular Person or such acquisition.

“Additional Securities Obligations” means Obligations of the Issuer with respect to Additional Securities permitted to be issued under this Indenture which are secured by a Lien on the Collateral equally and ratably with the Initial Securities; provided that (x) such Lien is permitted to be incurred under this Indenture and (y) the Trustee (for the benefit of the Holders of such Additional Securities) executes a joinder agreement to the Collateral Documents in the form attached hereto agreeing to be bound thereby.

“Affiliate” means, with respect to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means any and all assets or property (other than Excluded Assets) acquired after the Issue Date.

“Applicable Premium” means, with respect to any Securities on any redemption date, the greater of: (1) 1.0% of the principal amount of the Security; or (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the Security at February 1, 2016 (such redemption price being set forth in paragraph 5(c) of the Form of Security set forth in Appendix I to Exhibit A), plus (ii) all required interest payments due on such Security through February 1, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of such Security, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

“Asset Sale” means any sale, issuance, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)                                 any Equity Interests of a Restricted Subsidiary, including Pledged Shares (other than directors’ qualifying shares or Equity Interests required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2)                                 all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3)                                 any other assets of the Issuer or any Restricted Subsidiary;

(other than, in the case of clauses (1), (2) and (3) above)

(A)                               a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary, provided that the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions in the United States as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(B)                               (x) a disposition that constitutes a Restricted Payment permitted by Section 4.06 or a Permitted Investment and (y) a disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Section 4.11 or Article V.

(C)                               a disposition of assets in a single transaction or series of related transactions with a Fair Market Value of less than $10.0 million;

(D)                               disposals of obsolete, damaged, surplus or worn out equipment or property or property that is no longer used or useful in the conduct of the business of the Issuer or its Restricted Subsidiaries;

(E)                                any disposition of inventory, goods, fixtures, accounts receivable or other assets in the ordinary course of business;

(F)                                 any disposition of cash or Cash Equivalents;

(G)                               any lease, assignment, or sublease in the ordinary course of business which does not materially interfere with the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(H)                              the creation of a Lien not prohibited by this Indenture;

(I)                                   any disposition of Capital Stock of or other Investments in an Unrestricted Subsidiary;

(J)                                   surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(K)                              foreclosure, condemnation or similar action on assets;

(L)                                any grant of any license of patents, trademarks, know-how or any other intellectual property in the ordinary course of business which does not materially interfere with the business of the Issuer and its Restricted Subsidiaries taken as a whole (for the avoidance of doubt, other than perpetual licenses of any material intellectual property);

(M)                            the sale or discounting, in each case without recourse and in the ordinary course of business, of accounts receivable arising in the ordinary course of business (x) which are overdue, or (y) which the Issuer or any Restricted Subsidiary, as applicable, may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with prudent business practice (and not as part of any bulk sale or financing of receivables);

(N)                               to the extent allowable under Section 1031 of the Internal Revenue Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; provided that in the case of an exchange of Collateral for property, such property shall be pledged as Collateral of the same priority and in accordance with the Collateral Documents;

(O)                               the issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; provided, that the net proceeds received from such issuance have not been used to make Restricted Payments and are excluded from clauses (C)(2), (3) and (4) of Section 4.06(a);

(P)                                 the sale of any property in a sale-leaseback transaction within six months of the acquisition of such property;

(Q)                               any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing; and

(R)                               sales, transfers and other dispositions of Investments in joint ventures or any Subsidiary of the Issuer that is not a wholly-owned Subsidiary of the Issuer to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and certified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Laws” means the bankruptcy laws of the United States and the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and

(4)                                 with respect to any Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution, certified by the Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or Sunday or other day on which banks in New York, New York (or the city in which the Corporate Trust Office is located), are authorized or required to be closed.

“Capital Lease Obligations” of any Person means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would be required to be capitalized on a balance sheet in accordance with GAAP.  For the avoidance of doubt, Capital Lease Obligations shall not include any former operating leases which become capital leases as a result of any change in lease accounting resulting from or similar in effect to the Exposure Draft,

Leases, issued by the International Accounting Standards Board (IASB) and the U.S. Financial Accounting Standards Board (FASB) on May 16, 2013.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, including preferred stock, whether now outstanding or issued after the Issue Date.

“Cash Contributions” means the aggregate amount of cash contributions made to the equity capital of the Issuer or any of its Restricted Subsidiaries described in the definition of “Contribution Debt.”

“Cash Equivalents” means:

(1)                                 United States dollars, Sterling, Swiss Francs, Canadian dollars, euros or any national currency of any participating member state of the economic and monetary union as contemplated in the Treaty on European Union or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(2)                                 securities issued or directly and fully guaranteed or insured by the governments of the United States, United Kingdom, Switzerland, Canada, and members of the economic and monetary union as contemplated in the Treaty on European Union or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)                                 certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million, in the case of United States banks and $100.0 million (or the non-US equivalent), in the case of non-United States banks, and, in each case, whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper issued by any Person (other than an Affiliate of the Issuer) having one of the two highest rating categories obtainable from Moody’s or S&P (or equivalent ratings of another internationally recognized ratings agent) in each case maturing within one year after the date of acquisition;

(6)                                 marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within one year after the date of acquisition;

(7)                                 readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof with maturities of one year or less from the date of acquisition;

(8)                                 in the case of any Restricted Subsidiary with operations outside the United States, demand or time deposit accounts used by such Restricted Subsidiary in the ordinary course of business with reputable commercial banks located in the jurisdiction of such operations; and

(9)                                 investments in money market or mutual funds which invest at least 95% of their assets in Cash Equivalents of the types described in clauses (1) through (8) of this definition.

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Change of Control” means the occurrence of, after the Issue Date, any of the following events:

(1)                                 any “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than one or more Permitted Holders is or becomes in a single transaction or a series of related transactions the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or other business combination or purchase of 50% or more of the total voting power of the Voting Stock of the Issuer (directly or indirectly through the voting stock of any Parent Entity);

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)                                 the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person (other than a Restricted Subsidiary or one or more Permitted Holders) in a transaction in which, immediately after the consummation thereof, Persons beneficially owning, directly or indirectly, Voting Stock representing 50% or more of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own, directly or indirectly, Voting Stock representing 50% or more of the total voting power of the Voting Stock of the Issuer or the surviving or transferee person; or

(4)                                 during any period of 12 consecutive months a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Collateral” means substantially all of the assets owned directly by either the Issuer or any Guarantor (other than Excluded Assets), whether owned on the Issue Date or acquired thereafter.

“Collateral Agent” means U.S. Bank National Association, or any other financial institution that serves as the collateral agent under the Collateral Documents.

“Collateral Documents” means the Second Lien Collateral Agreement, the Mortgages, the Intercreditor Agreement (once executed) and each other agreement, deed of trust, instrument, document, pledge or filing executed in connection with granting or otherwise evidencing a Lien on the Collateral in favor of the Collateral Agent for the benefit of the Holders.

“Condemnation” means any taking by a governmental authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person and its Restricted Subsidiaries for such period:

(a)                                 increased (to the extent deducted and not added back in determining Consolidated Net Income (Loss)) by the sum of:

(1)                                 deferred lease expenses of such Person and its Restricted Subsidiaries for such period;

(2)                                 all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(3)                                 Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period;

(4)                                 depreciation expense of such Person and its Restricted Subsidiaries for such period;

(5)                                 amortization expense of such Person and its Restricted Subsidiaries for such period including amortization of capitalized debt issuance costs;

(6)                                 any income attributable to the minority interest of third parties in any non-wholly owned Restricted Subsidiary of such Person;

(7)                                 any fees, expenses, charges or premiums relating to any issuance of Equity Interests or any Investment, acquisition, disposition or recapitalization, or any issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), including, without limitation any fees, expenses or charges related to the offering of the Initial Securities;

(8)                                 the amount which the Issuer reasonably believes in good faith will be recovered by the Issuer or any Restricted Subsidiaries pursuant to a claim made or to be made under enforceable insurance policies in existence as of the date of loss and issued by solvent carriers, for business interruption or other losses or damages suffered by the Issuer or any of its Restricted Subsidiaries; provided, however, that (i) such losses or damages have reduced Consolidated Net Income for the period during which such loss or damage occurred, (ii) such insurance proceeds will comprise or replace such losses or damages and (iii) the amount included in Consolidated EBITDA shall not exceed the total of such losses or damages; provided, further, that such amounts were identified and quantified in good faith in an Officers’ Certificate delivered to the Trustee at the time of any calculation of Consolidated EBITDA and the insurance carrier has not denied or indicated it intends to deny such claim and provided, further, that such amounts shall be excluded in the period they are actually received; and

(9)                                 any other non-cash charges of such Person and its Restricted Subsidiaries for such period (including, without limitation, non-cash expenses, impairments, charges, write-offs and write-downs recognized in accordance with FASB ASC Topic 715), all determined on a consolidated basis in accordance with GAAP; and

(b)                                 increased (without duplication) by the sum of:

(1)                                 Pro Forma Cost Savings; and

(2)                                 the effects of incremental contributions to EBITDA that the Issuer reasonably believes in good faith could have been realized or achieved from the guaranteed payments provided under one or more Qualified Marketing Agreements entered into during the relevant period had such Qualified Marketing Agreements been effective as of the beginning of such relevant period; provided, however, that such incremental contributions were reasonably identifiable and quantified in good faith in an Officers’ Certificate delivered to the Trustee at the time of any calculation of Consolidated EBITDA.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, as applied to any Person:

(1)                                 the sum of:

(a)                                 the aggregate of the interest expense on Indebtedness of such Person and its consolidated Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation:

(i)             amortization of debt discount;

(ii)          the net cost under Interest Rate Protection Agreements (including amortization of discounts);

(iii)       the interest portion of any deferred payment obligation; and

(iv)      accrued interest;

but excluding (A) the amortization or write-off of deferred financing fees and debt issuance costs, (B) any commissions, fees and expenses related to financings, and (C) the accretion or accrual of discounted liabilities not constituting Indebtedness; plus

(b)                                 dividends declared and paid or payable in cash or Redeemable Capital Stock in respect of all Redeemable Capital Stock of the Issuer or a Restricted Subsidiary held by Persons other than the Issuer or a Restricted Subsidiary; provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Issuer in good faith); plus

(c)                                  the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Restricted Subsidiaries during such period (other than any contingent rent paid on Capital Lease Obligations that is deemed to be interest for purposes of GAAP), minus

(2) the interest income (exclusive of deferred financing fees) of such Person and its consolidated Restricted Subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

“Consolidated Net Income (Loss)” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the net income or loss of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends, distributions or other payments paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)                                 solely for the purposes of calculating Consolidated Net Income (Loss) for determining whether a Restricted Payment may be made pursuant to the Section 4.06(a), the net income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained or, with respect to Foreign Subsidiaries that are Restricted Subsidiaries, in the good faith belief of the Issuer could be obtained in the ordinary course of business but shall be excluded to the extent such approval is subsequently not received) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3)                                 the cumulative effect of a change in accounting principles shall be excluded;

(4)                                 any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of such Person or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries shall be excluded;

(5)                                 any extraordinary or nonrecurring expense, charge, income, gain or loss or, together with any related provision for taxes on such extraordinary or nonrecurring expense, charge, income, gain or loss shall be excluded;

(6)                                 any non-cash goodwill or intangible asset impairment charges resulting from the application of FASB ASC Topic 805 and FASB ASC Topic 350, as applicable, and non-cash charges relating to the amortization of intangibles resulting from the application of FASB ASC Topic 805 and FASB ASC Topic 350, as applicable, shall be excluded;

(7)                                 any charges related to restructuring, debt retirement, extinguishment of Hedging Obligations, losses on disposal of discontinued operations, losses arising from lease dispositions and costs and expenses arising from the offering of the Initial Securities shall be excluded;

(8)                                 all non-cash expenses related to stock-based compensation plans or other noncash compensation, including stock option non-cash expenses, shall be excluded;

(9)                                 the calculation of Consolidated Net Income (Loss) will not give effect to, without duplication, any deduction for (a) any increased amortization, depreciation or cost of sales resulting from the write-up of assets pursuant to FASB ASC Topic 805 and FASB ASC Topic 350, and (b) any nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity; and

(10)                          unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC Topic 830 shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)                                 was a member of such Board of Directors at the date of the commencement of such period; or

(2)                                 was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors (excluding any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors occurs as a result of an actual (or threatened) solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) who were members of such Board of Directors at the time of such nomination or election.

“Contribution Debt” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount, together with any Indebtedness refinancing such Indebtedness, not greater than the aggregate amount of Cash Contributions made to the equity capital of the Issuer or such Restricted Subsidiary (other than by a Subsidiary of the Issuer) after the Issue Date, to the extent such net cash proceeds or cash have not been applied to make Restricted Payments and are excluded from clauses (c)(2), (3) and (4) of Section 4.06(a);” provided that such Contribution Debt:

(a)                                 is incurred within 180 days after the making of such Cash Contributions; and

(b)                                 is designated as Contribution Debt pursuant to an Officers’ Certificate signed by an officer or director of the Issuer no later than the date incurred.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 190 S. LaSalle Street, 10th Floor, Chicago, IL 60603, Attention: Global Corporate Trust & Escrow Services.

“Credit Facilities” means one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, including without limitation, the Revolving Credit Facility, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Hedging Obligations” means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrate or similar official under any Bankruptcy Law or any other person with like powers.

“Default” means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have a material direct or indirect financial interest in such transaction or series of transactions.  For the avoidance of doubt, a member of the Board of Directors (i) being an officer, director, trustee, member of a supervisory, executive or management board or employee of a Person or a parent of such Person or (ii) owning equity of such Person or a parent of such Person in an amount that does not exceed 5% of the outstanding equity of such Person or such parent (or any combination of clauses (i) and (ii)) shall not cause such member to be deemed to have a direct or indirect financial interest in a transaction or series of related transactions with such Person or such parent.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale for cash by the Issuer (the proceeds of which have been contributed to the Issuer) of Capital Stock (other than Redeemable Capital Stock), or options, warrants or rights with respect to such Person’s Capital Stock (other than Redeemable Capital Stock), other than public offerings with respect to such Person’s Capital Stock (other than Redeemable Capital Stock), or options, warrants or rights, registered on Form S-4 or S-8.

“Event of Loss” means, with respect to any Collateral, any (1) Casualty of such Collateral, (2) Condemnation or seizure (other than pursuant to foreclosure or confiscation or requisition of the use of such Collateral) or (3) settlement in lieu of clause (2), of assets in a single transaction or series of related transactions having a Fair Market Value in excess of $5.0 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means the following assets of the Issuer and the Guarantors: (1) any assets or Equity Interests to the extent such assets or Equity Interests are subject to a Lien permitted by clause (8), (14), (18), (19), (20), (23), (24), (25), (27), (32) or (35) of the definition of Permitted Liens, or to any extension or renewal of any such Lien that is permitted by this Indenture, but only to the extent that (and for so long as) the documentation relating to such Lien or the obligations secured thereby prohibits such assets from being Collateral; (2) (a) any Voting Stock of a Foreign Subsidiary in excess of 65% of the voting rights of all outstanding Voting Stock of such Foreign Subsidiary, and (b) any Capital Stock of a Person that is not a Subsidiary of the Issuer to the extent that a pledge of such Capital Stock is prohibited by such Person’s organizational documents, any shareholders’ agreement or similar agreement relating to such Capital Stock; (3) (a) any real property owned on the Issue Date or acquired by either the Issuer or any Guarantor after the Issue Date with a Fair Market Value of $5.0 million or less at the time of such acquisition, (b) any real property located outside the United States and (c) all of the Issuer’s and the Guarantors’ right, title and interest in any leasehold or other non-fee simple interest in any real property; (4) assets located outside the United States, to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuer or the Guarantors; (5) aircraft, motor vehicles and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuer and the Guarantors; (6) any property, right or interest to the extent that the grant of a security interest therein would violate applicable law, require a consent not obtained of any governmental authority, or constitute a breach or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing, giving rise to or relating to such property, right or interest, or result in the invalidation thereof or provide any party thereto with a right of termination; (7) certain commercial tort claims; and (8) any intent-to-use trademark or service mark application to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under applicable federal law.

Proceeds from the sale or other disposition of any of the foregoing Excluded Assets shall not be Excluded Assets to the extent that the assignment of such proceeds is not prohibited or to the extent not otherwise required to be paid to the holder of the Indebtedness secured by such Excluded Asset.

(A)         If perfecting any Lien to secure the Securities Obligations and any Pari Passu Lien Indebtedness on any Collateral that consists of rights that are licensed or leased from a third party requires the consent of such third party pursuant to the terms of an applicable license or lease agreement, and such terms are enforceable under applicable law, and (B) with respect to any consent of the type described in clause (7) of the definition of “Excluded Assets” above, the Issuer or the Guarantors, as the case may be, will use all commercially reasonable efforts to obtain such consent with respect to the perfecting of such Lien.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“First Lien Collateral Agent” means the financial institution that serves as first priority collateral agent under the Intercreditor Agreement.

“First Priority Lien Obligations” means (i) any Credit Facilities that are secured by a first priority Permitted Lien incurred or deemed incurred pursuant to clause (2) of the definition of “Permitted Liens,” (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing any Credit Facilities secured by a first priority Permitted Lien incurred or deemed incurred pursuant to clause (2) of the definition of “Permitted Liens” and (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of such cash management services.

“Foreign Subsidiary” means, with respect to any Person, (i) each Subsidiary of such Person that is not organized under the laws of the United States or any subdivision thereof, (ii) each Subsidiary of such Person all or substantially all the assets of which consist of shares of Capital Stock or ownership interests of one or more Subsidiaries described in clause (i) above and (iii) any Subsidiary of any Subsidiary described in clause (i) or (ii) above.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date, consistently applied.

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                           entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise.

“Guarantor” means each Restricted Subsidiary of the Issuer that provides a Guarantee of the Securities on the Issue Date and any other Restricted Subsidiary of the Issuer that provides a Guarantee of the Securities in accordance with this Indenture; provided that, in each case, upon the release or discharge of such Subsidiary from its Guarantee thereof in accordance with this Indenture, such entity shall cease to be a Guarantor.

“Hedging Obligation” of any Person means any Currency Hedging Obligation designed to protect the Issuer or any of its Restricted Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations and any obligations of such Person pursuant to any Permitted Interest Rate Protection Agreement.

“Holder” means the Person in whose name a Security is registered on the Security register described in Section 2.04 as the registered holder of any Security.

“Incur” means, with respect to any Indebtedness of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification or operating lease) of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, however, that any Indebtedness or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided, further, however, that neither the accrual of interest or dividends nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Redeemable Capital Stock or preferred stock in the form of additional shares of the same class of stock will be considered an Incurrence of Indebtedness or an issuance of Redeemable Capital Stock or preferred stock; provided in each case the amount of interest in the form of additional Indebtedness is included in Consolidated Interest Expense and Indebtedness of such Person as accrued to the extent required by the definitions thereof.

“Indebtedness” means, with respect to any Person, without duplication:

(1)                                 all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities Incurred in the ordinary course of business, but including, without limitation, all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;

(2)                                 all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(3)                                 all indebtedness referred to in clauses (1) and (2) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such property at such date of determination and (B) the amount of such Indebtedness;

(4)                                 all Guaranteed Indebtedness of such Person;

(5)                                 all obligations under Interest Rate Protection Agreements of such Person (the amount of any such Interest Rate Protection Agreement to be equal at any time to either (a) zero if such Interest Rate Protection Agreement is incurred pursuant to clause (4) of the definition of Permitted Indebtedness or (b) the mark-to-market value of such Interest Rate Protection Agreement if not incurred pursuant to such clause or, if the mark-to-market value is not available at such time, the close-out amount that would be payable by such specified Person (or if no amount would be payable, zero) pursuant to such Interest Rate Protection Agreement as a result of early liquidation or termination;

(6)                                 the net amount owing under all Currency Hedging Obligations of such Person (the amount of any such Currency Hedging Obligation to be equal at any time to either (a) zero if such Currency Hedging Obligation is incurred pursuant to clause (8) of the definition of Permitted Indebtedness or (b) the mark-to-market value of such Currency Hedging Obligation if not incurred pursuant to such clause or, if the mark-to-market value is not available at such time, the close-out amount that would be payable by such specified Person (or if no amount would be payable, zero) pursuant to such Currency Hedging Obligation as a result of early liquidation or termination); and

(7)                                 all Capital Lease Obligations of such Person.

Notwithstanding anything in this Indenture to the contrary, the calculation of Indebtedness shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” or any successor thereto (including pursuant to the Accounting Standards

Codification), to value any Indebtedness of the Issuer or any Subsidiary at “fair value,” as defined therein.  For the avoidance of doubt, Indebtedness does not include any liability for United States federal, state, local, foreign or other taxes owed or owing by the Issuer or any of its Restricted Subsidiaries.

“Independent Financial Advisor” means an independent accounting, appraisal or investment banking firm or consultant, (i) in the case of real estate or in foreign jurisdictions, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged and (ii) in each other case, of nationally recognized standing and in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intellectual Property” means all United States and non-United States trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, and the goodwill of the business connected therewith and symbolized thereby, patents, registered designs, copyrights, computer software and databases, whether or not registered, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, rights of publicity, moral rights, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto.

“Intercreditor Agreement” means the intercreditor agreement to be entered into among U.S. Bank National Association as the Collateral Agent and the First Lien Collateral Agent, the Issuer and each Guarantor, substantially on the terms set forth in Exhibit E hereto, as may be amended, restated, supplemented or modified from time to time, including to add other parties holding, or representing holders of, First Priority Lien Obligations or Pari Passu Lien Indebtedness.

“Interest Coverage Ratio” of any Person means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period; provided that, in making such computation:

(1)                                 if the Issuer or any Restricted Subsidiary:

(a)           has Incurred any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Interest Coverage Ratio is made, then the Interest Coverage Ratio will be calculated giving pro forma effect to such Incurrence of Indebtedness and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be:

(i)  the average daily balance of such Indebtedness during such period or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)           has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Interest Coverage Ratio involves a repayment, repurchase, defeasance or other discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)                                 the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period;

(3)                                 with respect to any Indebtedness which bears, at the option of such Person, a fixed or floating rate of interest, such Person shall apply, at its option, either the fixed or floating rate;

(4)                                 acquisitions or Investments that have been made by the specified Person or any of its Restricted Subsidiaries (and by any Person so acquired), including through mergers or consolidations and including any related financing transactions, during the period or subsequent to such period and on or prior to the date on which the Interest Coverage Ratio is being calculated will be given pro forma effect as if they had occurred on the first day of the period and Consolidated EBITDA for such period will be calculated on a pro forma basis giving effect to any Pro Forma Cost Savings; and

(5)           operations or businesses disposed of prior to the date on which the Interest Coverage Ratio is being calculated will be deemed to have been disposed of on the first day of the period and the Consolidated EBITDA and Consolidated Interest Expense (to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the date on which the Interest Coverage Ratio is being calculated) attributable to discontinued operations, as determined in accordance with GAAP, will be excluded.

“Interest Rate Protection Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in interest rates or for the purpose of fixing, hedging or swapping interest rates.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding in each case prepaid expenses, deposits or advance payments (including construction advances), accounts receivable, credit card and debit card receivables, trade credit and advances to customers made in the ordinary course of business and residual liabilities with respect to assigned leaseholds).

If the Person or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Person such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Person, then the Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of.  Without duplication, the acquisition by the Person or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Issue Date” means February 4, 2014.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maximum Credit Facility Obligation Amount” means an amount not to exceed (a) the greater of (i) $30.0 million and (ii) 100.0% of Consolidated EBITDA for the four quarter period ending immediately prior to the date of calculation plus (b) all interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Issuer or the Guarantors, would have accrued, whether or not a claim is allowed against such Issuer or Guarantor for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or other amounts owed to the lenders under Credit Facilities, under any document related to Credit Facilities and all Hedging Obligations related thereto.

“Maturity” means, with respect to any Security, the date on which the principal of such Security becomes due and payable as provided in such Security or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof

“Mortgages” means mortgages in favor of the Collateral Agent on behalf of the Holder encumbering real property, whether now owned or hereafter acquired, of the Issuer and the Guarantors.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the proceeds in the form of cash or Cash Equivalents of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Loss Proceeds” means, with respect to any Event of Loss, the proceeds (excluding any business interruption or similar insurance proceeds) in the form of (a) cash or Cash Equivalents and (b) insurance proceeds from Condemnation Awards or damages awarded by any judgment, in each case received by the Issuer or any of its Restricted Subsidiaries from such Event of Loss, net of:

(1)                                 the out-of-pocket expenses and fees relating to such Event of Loss (including without limitation legal, accounting and appraisal or insurance adjuster fees);

(2)                                 taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)                                 any repayment of Indebtedness that is secured by the property or assets that are the subject of such Event of Loss or that is required to be repaid as a result of such Event of Loss;

(4)                                 amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning an interest in the assets subject to the Event of Loss or having a Lien thereon (including, in the case of an Event of Loss at a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary);

(5)                                 appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss or the property subject thereto and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss; and

(6)                                 all out-of-pocket expenditures made by the Issuer or any of its Restricted Subsidiaries in order to rebuild or repair damaged assets that are the subject of such Event of Loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements directly related to such Asset Sale), (3) amounts (i) required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or (ii) required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning an interest in the assets subject to such Asset Sale (including, in the case of an Asset Sale by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary) and (6) appropriate amounts to be provided by the Issuer or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, tax liabilities, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclauses (a) and (b), at that time become Net Proceeds.

“Net Senior Secured Indebtedness” of any Person means, as of any date of determination, (a) the aggregate amount of Senior Indebtedness secured by a Lien (other than Hedging Obligations and Capital Lease Obligations and any Senior Indebtedness of the type described in clause (10), (11), (15), (16) or (17) of the definition of “Permitted Indebtedness”) of the Issuer and its Restricted Subsidiaries as of such date, less (b) cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date, in each case determined on a consolidated basis in accordance with GAAP.

“Net Senior Secured Leverage Ratio” of any Person means, for any period, the ratio of (1) Net Senior Secured Indebtedness of such Person and its Restricted Subsidiaries as of the date of determination to (2) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four fiscal quarters for which internal financial statements are available immediately preceding the date of determination; in each case with such pro forma adjustments to Net Senior Secured Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustments provisions set forth in the definition of Interest Coverage Ratio.

“Note Obligations” means the Obligations of the Issuer and the Guarantors under the Securities and the Indenture, including without limitation, all expenses of the Trustee and the Collateral Agent (or agent or sub-agent thereof) under the Indenture, the Securities or the Collateral Documents, to which such agents have a right to reimbursement.

“Obligations” means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

“Offering Memorandum” means the Offering Memorandum of the Issuer dated January 31, 2014 with respect to the offering of the Initial Securities by the Issuer.

“Officer” means, with respect to any Person, the Chairman of the Board, the Vice-Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by any two Officers of the Issuer.

“Opinion of Counsel” means a written opinion of legal counsel to the Issuer or any other Person, in each case, reasonably satisfactory to the Trustee (who may be legal counsel to or an employee or officer of the Issuer).

“Parent Entity” means any Person that is a direct or indirect parent company of the Issuer.

“Pari Passu Collateral Liens” means Liens on any Collateral, ranking pari passu with the Liens on such Collateral securing the Securities or the Guarantees thereof, as the case may be.

“Pari Passu Lien Indebtedness” means any Indebtedness of the Issuer or any Guarantors (including Indebtedness constituting Additional Securities Obligations or Guarantees thereof) that is secured by Pari Passu Collateral Liens; provided that (i) except in the case of Additional Securities Obligations or Guarantees thereof, the trustee or agent for such Pari Passu Lien Indebtedness executes a joinder agreement to the Second Lien Collateral Agreement in the form attached thereto or otherwise reasonably acceptable to the Collateral Agent agreeing to be bound thereby, and (ii) the Issuer has designated such Indebtedness as Pari Passu Lien Indebtedness under the Second Lien Collateral Agreement.

“Permitted Business” means any business, service or activity conducted by the Issuer and its Restricted Subsidiaries on the Issue Date and other businesses, services or activities reasonably related, ancillary, incidental, or complementary thereto or extensions thereof.

“Permitted Holder” means each of Robert F.X. Sillerman, Sheldon Finkel, Howard Tytel, Richard Rosenstein, Chris Stephenson, Joseph F. Rascoff, Mitchell Slater, Timothy J. Crowhurst and Robert Damon and one or more entities (including investment partnerships) controlled by one or more of them.

“Permitted Indebtedness” means the following:

(1)                                 Indebtedness of the Issuer in respect of the Securities and Indebtedness of the Guarantors in respect of the Guarantees of the Securities, in each case issued on the Issue Date;

(2)                                 Indebtedness of the Issuer or any Guarantor under the Credit Facilities together with the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount at any one time outstanding that does not exceed the Maximum Credit Facility Obligation Amount;

(3)                                 Indebtedness or Redeemable Capital Stock of the Issuer or any of its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness under the Revolving Credit Facility or the Securities and related Guarantees);

(4)                                 Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of or related to Permitted Interest Rate Protection Agreements;

(5)                                 Indebtedness of the Issuer or any of its Restricted Subsidiaries to any one or the other of them, provided that in the case of any Indebtedness of the Issuer or a Guarantor, such Indebtedness will be unsecured and subordinated in right of payment to the Securities or such Guarantor’s Guarantee thereof;

(6)                                 Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be Incurred under Section 4.05(a) or clauses (1), (3), (6), (12), (14), (20) and (21) of this definition of “Permitted Indebtedness”;

(7)                                 Indebtedness of any Guarantor Incurred in connection with the Guarantee of any Indebtedness of the Issuer or the Guarantors Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation, then the related Guarantee shall be subordinated, substantially to the same extent, in right of payment to the Guarantee of the Securities;

(8)                                 Indebtedness consisting of or related to Currency Hedging Obligations designed to protect the Issuer or any of its Restricted Subsidiaries from fluctuations in currency exchange rates (or to reverse or amend any such agreements previously made for such purposes) and not to speculate on such fluctuations (as determined in good faith by the Board of Directors or Senior Management);

(9)                                 Capital Lease Obligations of the Issuer or any of its Restricted Subsidiaries;

(10)                          Indebtedness of the Issuer or any of its Restricted Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

(11)                          Indebtedness represented by property, liability and workers’ compensation insurance (which may be in the form of letters of credit);

(12)                          Acquired Indebtedness, Indebtedness or Redeemable Capital Stock, which, in the case of Indebtedness or Redeemable Capital Stock, is Incurred reasonably contemporaneously to finance an acquisition, merger, consolidation or amalgamation; provided that such Indebtedness or Redeemable Capital Stock, if Incurred by the Issuer, would be in compliance with Section 4.05(a) or immediately after giving effect to the Incurrence of such Indebtedness or Redeemable Capital Stock on a pro forma basis the Issuer’s Interest Coverage Ratio for the four full fiscal quarters immediately preceding such Incurrence for which internal financial statements are available would be equal to or greater than the Interest Coverage Ratio immediately prior to such Incurrence;

(13)                          Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred in connection with a Guarantee that constitutes a Permitted Investment;

(14)                          Indebtedness or Redeemable Capital Stock of Restricted Subsidiaries that are not Guarantors; provided, however, that the aggregate principal amount of Indebtedness or Redeemable Capital Stock Incurred under this clause (14), when aggregated with the principal amount of all other Indebtedness or Redeemable Capital Stock then outstanding and Incurred pursuant to this clause (14), does not exceed the greater of $20.0 million and 2.50% of Total Assets at the time of Incurrence;

(15)                          Indebtedness of the Issuer or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price, earn outs or, in each case, similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition);

(16)                          Indebtedness of the Issuer or any Restricted Subsidiary arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence, (ii) bankers’ acceptances, performance, surety, judgment, appeal or similar bonds, instruments or obligations, (iii) VAT or other tax guarantees in the ordinary course of business, (iv) self-insurance obligations or captive insurance company obligations of the financing of insurance premiums in the ordinary course of business and (v) any customary cash management, cash pooling or netting or setting off arrangements;

(17)                          Indebtedness of the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(18)                          Indebtedness of the Issuer or any Restricted Subsidiary to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities pursuant to Article VIII;

(19)                          Indebtedness of the Issuer or any Restricted Subsidiary in respect of endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business;

(20)                          Purchase Money Indebtedness not to exceed $10.0 million at any time outstanding;

(21)                          Contribution Debt;

(22)                          Indebtedness of the Issuer or any of its Restricted Subsidiaries to an Unrestricted Subsidiary for money borrowed; provided that such Indebtedness is unsecured and subordinated in right of payment to the Securities and the Weighted Average Life of such Indebtedness is greater than the Weighted Average Life of the Securities;

(23)                          Indebtedness of the Issuer or any Restricted Subsidiary Incurred in connection with the preparation, staging, promotion, ticketing or execution of one or more musical, theatrical or other entertainment concerts, festivals or similar events (i) with a term of not more than one year, (ii) pursuant to arrangements under which such Indebtedness will be repaid out of ticket and other revenue derived from such events and (iii) in an aggregate principal amount at any time outstanding for all such events not to exceed $2.0 million at any one time outstanding; and

(24)                          Indebtedness or Redeemable Capital Stock of the Issuer and Indebtedness, Redeemable Capital Stock or Preferred Stock of any of its Restricted Subsidiaries not otherwise permitted to be Incurred pursuant to clauses (1) through (23) above in an aggregate principal amount (or in the case of

Redeemable Capital Stock or Preferred Stock, an aggregate liquidation preference), together with any other Indebtedness, Redeemable Capital Stock or Preferred Stock Incurred pursuant to this clause (24), not to exceed the greater of $20.0 million and 2.5% of Total Assets at any time outstanding.

“Permitted Interest Rate Protection Agreements” means, with respect to any Person, Interest Rate Protection Agreements designed to protect such Person against fluctuations in interest rates or for the purpose of fixing, hedging or swapping interest rates (or to reverse or amend any such agreements previously made for such purposes) and not for speculative purposes.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)                                 (a)  the Issuer, (b) a Restricted Subsidiary or (c) a Person that will, upon the making of such Investment, become a Restricted Subsidiary and any Investment held by such Person; provided that in the case of clause (c), (x) the primary business of such Restricted Subsidiary is a Permitted Business and (y) to the extent the Investment in such Person is a transfer to such Person of Collateral, such Person will become a Guarantor and the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions in the United States as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(2)                                 another Person if as a result of such Investment such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary and any Investment held by such Person, provided that such Investment was not acquired by such Person in contemplated of such acquisition; provided, however, that such Person’s primary business is a Permitted Business;

(3)                                 cash and Cash Equivalents;

(4)                                 receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 commission, payroll, travel, moving, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 loans or advances to employees, officers or directors of the Issuer, such Restricted Subsidiary, not to exceed $2.0 million in the aggregate outstanding at any one time;

(7)                                 stock, obligations or securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or foreclosure of Liens or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)                                 any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale permitted under Section 4.12 or any other disposition not constituting an Asset Sale;

(9)                                 Interest Rate Protection Agreements and Currency Hedging Obligations entered into in compliance with Section 4.05;

(10)                          any Person to the extent such Investment is in existence on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment, as extended, modified or renewed, existing on the Issue Date or any Investments received in respect of or in exchange for any such Investments; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Indenture.

(11)                          credit or advances to landlords in connection with leases (or similar occupancy agreements) or the sale of real property to any Restricted Subsidiary in the ordinary course of business;

(12)                          Investments the payment for which consists of Equity Interests of the Issuer (other than Redeemable Capital Stock);

(13)                          Guarantees permitted by Section 4.05;

(14)                          advances, loans or extensions of credit to distributors, customers, brokers, suppliers and vendors in the ordinary course of business;

(15)                          Investments in any Person having a Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not exceeding the greater of $20.0 million and 2.50% of Total Assets, plus, to the extent that any Investment made pursuant to this clause

(15) is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Investment (less the cost of disposition, if any); provided to the extent such cash return of capital is added to this clause (15), such amounts shall be excluded from Section 4.06(a)(5); provided, further, that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to (1)(b) or (c) of the definition of “Permitted Investment” and not this clause;

(16)                          Investments in a Permitted Business having a Fair Market Value, taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding, not to exceed $15.0 million at the time of such Investment; provided, further, that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to (1)(b) or (c) of the definition of “Permitted Investment” and not this clause;

(17)                          Investments in joint ventures having a Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) at that time outstanding, not to exceed the greater of $15.0 million and 2.00% of Total Assets; provided, further, that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to (1)(b) or (c) of the definition of “Permitted Investment” and not this clause;”

(18)                          any guarantee of Indebtedness permitted to be incurred by Section 4.05;

(19)                          any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a Person that is not a Restricted Subsidiary in exchange for an Investment in the Person to whom such contribution is made; provided, that such Investment must be received by a Restricted Subsidiary and must be equal to or greater than the Fair Market Value of such contribution;

(20)                          any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business; and

(21)                          any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens on the property and assets of the Issuer and the Guarantors securing Indebtedness and the Guarantees in respect of the Securities (other than Additional Securities);

(2)                                 Liens on the Collateral securing Obligations under Credit Facilities incurred pursuant to clause (2) of the definition of “Permitted Indebtedness,” including any Hedging Obligations and Obligations in respect of cash management services related thereto;

(3)                                 Pari Passu Collateral Liens securing Indebtedness (other than the Securities and the Guarantees thereof and refinancings thereof) in an aggregate principal amount not to exceed the greater of (a) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving pro forma effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Net Senior Secured Leverage Ratio of the Issuer to exceed 4.00 to 1.00 and (b) $35.0 million, provided, that such secured party shall become a party to the Intercreditor Agreement;

(4)                                 pledges or deposits by such Person under workers compensation legislation, unemployment insurance legislation, old age pension legislation, other social security legislation or similar legislation, or good faith deposits or other Liens in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits or other Liens as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(5)                                 (i) Liens imposed by statute or law, including landlord’s and carriers’, warehousemen’s, employees’, banks’, mechanics’ and construction Liens and other similar Liens, and (ii) Liens to secure claims for labor, materials or supplies, in each case on the property of the Issuer or any Restricted Subsidiary, and arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due, or are being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(6)                                 Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(7)                                 Liens on the Capital Stock of Unrestricted Subsidiaries;

(8)                                 Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(9)                                 encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, gas and oil, electric lines, telegraph, telephone and cable lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially impair their use in the operation of the business of such Person;

(10)                          Liens securing Hedging Obligations and Obligations in respect of cash management services so long as in the case of Hedging Obligations or Obligations in respect of cash management services related to Indebtedness the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation or Obligations in respect of cash management services;

(11)                          leases, licenses, subleases and sublicenses of assets or property and Liens on assets or property (including, without limitation, real property and intellectual property rights) in the ordinary course of business;

(12)                          any licenses of or option to license Intellectual Property or covenant not to assert claims of infringement, misappropriation or other violation with respect to Intellectual Property;

(13)                          Liens for any final judgments, decrees or orders of any court for the payment of money that do not constitute an Event of Default;

(14)                          Liens for the purpose of securing the payment of Purchase Money Indebtedness; provided that the aggregate amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired, constructed, installed or improved and provided further that such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including for the avoidance of doubt the property and assets of any Person acquired by the Issuer or any Restricted Subsidiary);

(15)                          Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(16)                          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code as in effect from time to time in the State of New York on the items in the course of collection, and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry;

(17)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(18)                          Liens existing on the Issue Date (excluding Liens relating to obligations under the Revolving Credit Facility and the Securities);

(19)                          Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(20)                          Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(21)                          Liens (not on the Collateral) securing Indebtedness or other obligations of a Restricted Subsidiary that is a Guarantor owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance Section 4.05;

(22)                          [Reserved];

(23)                          Liens securing Permitted Refinancing Indebtedness or Indebtedness Incurred to refinance Permitted Refinancing Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(24)                          any interest or title of a lessor under any Capital Lease Obligation or operating lease or similar arrangement;

(25)                          Liens encumbering property or assets under construction arising from progress or partial payments or deposits by the Issuer or its Restricted Subsidiaries relating to such property or assets or such deposits;

(26)                          Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness of Restricted Subsidiaries that are not Guarantors;

(27)                          Liens arising by operation of law or under lease to secure landlords, lessors or under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented and the tangible property located thereon;

(28)                          Liens deemed to exist in connection with reasonable and customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(29)                          deposits in the ordinary course of business, including deposits paid for retention of professional services;

(30)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(31)                          Liens in favor of the Trustee for its own benefit and for the benefit of the Holders;

(32)                          Liens arising from the deposit of funds or securities in trust for the purpose of decreasing, discharging or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing, discharging or defeasing of Indebtedness are permitted under this Indenture;

(33)                          Liens securing letters of credit in an amount not to exceed $5.0 million at any time outstanding;

(34)                          other Liens securing obligations in an amount not to exceed the greater of $15.0 million and 2.00% of Total Assets (determined as of the date of incurrence of such obligations) in the aggregate at any one time; provided that such Liens will be either Pari Passu Lien Indebtedness or will rank junior to the Liens on the Collateral securing the Securities and the Guarantees and, in each case, will be subject to the terms of the Intercreditor Agreement;

(35)                          Liens (i) on cash advances in favor of the seller of any property to be acquired to be applied against the purchase price for property and (ii)

consisting of any letter of intent or any agreement to sell, transfer, lease or otherwise dispose of any property;

(36)                          any restrictions on any stock or stock equivalents or other joint venture interests of the Issuer or any of its Restricted Subsidiaries providing for a breach, termination or default under any joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interests of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(37)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(38)                          Liens deemed to exist in connection with Investments in repurchase agreements permitted by Section 4.06; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(39)                          Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into in the ordinary course of business;

(40)                          Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary:” provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(41)                          deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business; and

(42)                          any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (other than clauses (2), (3) and (34)); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Permitted Refinancing Indebtedness” means Indebtedness, Preferred Stock or Redeemable Capital Stock that Refinances any Indebtedness, Preferred Stock or Redeemable Capital Stock of the Issuer or any Restricted Subsidiary, including Indebtedness, Preferred Stock or Redeemable Capital Stock that Refinances Permitted Refinancing Indebtedness; provided, however, in the case of Indebtedness which is not being used to concurrently refinance or defease the Securities in full, that:

(1)                                 such Permitted Refinancing Indebtedness has a final maturity no earlier than the final maturity of such Indebtedness, Preferred Stock or Redeemable Capital Stock being Refinanced;

(2)                                 such Permitted Refinancing Indebtedness has a Weighted Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life of the Indebtedness, Preferred Stock or Redeemable Capital Stock being Refinanced;

(3)                                 unless otherwise permitted to be Incurred pursuant to Section 4.05 such Permitted Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs and accrued interest) under the Indebtedness, Preferred Stock or Redeemable Capital Stock being Refinanced; and

(4)                                 to the extent such Permitted Refinancing Indebtedness refinances Indebtedness that is subordinated to the Securities or the Guarantees thereof of such Restricted Subsidiary, as applicable, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities or such Guaranty, as applicable, on terms at least as favorable to Holders as those contained in the documents governing the Indebtedness being Refinanced;

provided, further, however, that Permitted Refinancing Indebtedness shall not include Indebtedness, Preferred Stock or Redeemable Capital Stock of a Restricted Subsidiary other than a Guarantor that Refinances Indebtedness, Preferred Stock or Redeemable Capital Stock of the Issuer or any Guarantor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Pro Forma Cost Savings” means, with respect to any period, the projected reduction in costs (provided such reduction in costs are reasonably identifiable and factually supportable) that could be included in pro forma financials prepared on a basis consistent with Regulation S-X and with respect to any acquisition, Investment, disposition, corporate reorganization or similar event, the cost savings, operational improvements or synergies expected to be realized as a result of specified actions taken or to be taken no later than 12 months after the end of such period (calculated on a pro forma basis as though such cost savings, operational improvements or synergies had been realized on the first day of such period) in each case as determined in good faith by a financial or accounting officer of the Issuer and regardless of whether such cost savings, operational improvements or synergies would be permitted to be included in pro forma financials prepared under Regulation S-X.

“Purchase Money Indebtedness” means Indebtedness of the Issuer or its Restricted Subsidiaries incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of acquisition, leasing, installation, construction or improvement, of any property (real or personal), plant, equipment used or useful in the business of the Issuer and its Subsidiaries.

“Qualified Marketing Agreement” means any definitive agreement that is in full force and effect and that has a term of one year or more between the Issuer and/or its Restricted Subsidiaries and one or more commercial sponsors relating to (i) the promotion of such commercial sponsor’s products, branding or goodwill by the Issuer or any of its Restricted Subsidiaries or (ii) the participation of such commercial sponsor in any media or online platform or musical, theatrical or other entertainment concert, festival or similar event of the Issuer or its Restricted Subsidiaries, which provides for a guaranteed payment that is readily quantifiable pursuant to the terms of such definitive agreement and is not based on any performance requirements or other operating metrics and the commercial sponsor does not have the unilateral right to terminate such agreement at any time during the next twelve months.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer that shall be substituted for Moody’s or S&P or both, as the case may be.

“Readily Marketable Securities” means marketable securities traded on an exchange registered as a national securities exchange under the Exchange Act and for which there is a readily determinable market value on the date of determination.

“Redeemable Capital Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Redeemable Capital Stock) pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable at the option of the holder for Indebtedness or Redeemable Capital Stock; or

(3)                                 is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Redeemable Capital Stock if:

(1)                                 the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described under Section 4.11 and Section 4.12; and

(2)                                 any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were redeemed, repaid or repurchased on any date on which the amount of such Redeemable Capital Stock is to be determined pursuant to this Indenture; provided, however, that if such Redeemable Capital Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Restricted Payments” has the meaning set forth in Section 4.06.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means that certain revolving credit facility to be dated on or after the Issue Date among the Issuer, the lenders party thereto and the agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

“S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Lien Collateral Agreement” means the second lien collateral agreement by and among the Collateral Agent, the Issuer and the Guarantors pledging and securing the Collateral in connection with the Securities and any Pari Passu Lien Indebtedness.

“Secured Parties” means each Secured Party under the Second Lien Collateral Agreement, including, but not limited to, each holder of the Securities, each holder of Pari Passu Lien Indebtedness, the Collateral Agent, the Trustee, each lender under the Revolving Credit Facility and the First Lien Collateral Agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Obligations” means the Obligations of the Issuer and the Guarantors under the Securities and this Indenture, including without limitation, all expenses of the Trustee and the Collateral Agent (or agent or sub-agent thereof) under this Indenture, the Securities or the Collateral Documents, to which such agents have a right to reimbursement.

“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter Incurred, all amounts payable by the Issuer and its Restricted Subsidiaries under or in respect of Indebtedness of the Issuer and its Restricted Subsidiaries, including the Securities; provided, however, that Senior Indebtedness will not include (1) any obligation of the Issuer to any Restricted Subsidiary or any obligation of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary or (2) any Indebtedness of the Issuer or any of its Restricted Subsidiaries that is contractually subordinated in right of payment to the Securities or Guarantee thereof.

“Senior Management” means, with respect to the Issuer, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity,” when used with respect to any note or any installment of interest thereof, means the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable.

“Subordinated Obligation” means with respect to the Issuer, any Indebtedness that is (i) subordinate or junior in right of payment to the Securities, or (ii) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinate or junior in right of payment to the Guarantee of the Securities.

“Subsidiary” of any Person means:

(1)                                 any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and

(2)                                 any partnership, limited liability company, association, joint venture, business trust or other entity in which such Person, directly or indirectly, has at least a majority ownership interest entitled to vote at the election of directors, managers or trustees thereof (or other person performing similar functions) and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Issuer.

“Surviving Entity” has the meaning set forth in Section 5.01.

“TIA” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries and computed in accordance with GAAP.  Total Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Total Assets.

“Transactions” means the offering and sale of the Securities, borrowings under the Revolving Credit Facility and the application of the net proceeds from the sale of the Securities and such borrowings as set forth under “Use of Proceeds” in the Offering Memorandum.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2016; provided, however, that if the period from the redemption date to February 1, 2016 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from such redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Dollars,” “United States Dollars,” “US$” and the symbol “$” each mean currency of the United States of America.

“Unrestricted Subsidiary” means a Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the provisions of Section 4.14 and any Subsidiary of such Subsidiary.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life” means, as of any date, with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such debt security multiplied by the amount of such principal payment, by (2) the sum of all such principal payments.

Section 1.02              Other Definitions.

Term	Defined in Section

“Additional Securities”	Exhibit A
“Asset Sale Offer”	4.12
“Authentication Order”	2.03
“Change of Control Offer”	4.11
“Change of Control Payment Date”	4.11
“Change of Control Purchase Price”	4.11
“Covenant Defeasance Option”	8.01
“Default Interest Payment Date”	2.11
“Default Interest Record Date”	2.11
“Designation Amount”	4.14(a)(2)
“Event of Default”	6.01
“Excess Proceeds”	4.12
“Excess Proceeds Trigger Date”	4.12
“Global Security”	Exhibit A
“Guarantor Obligations”	10.01
“Initial Securities”	Preamble
“legal defeasance option”	8.01
“Legal Holiday”	12.07
“Paying Agent”	2.04
“QIB”	Exhibit A
“Registrar”	2.04
“Relevant Person”	12.12

Term	Defined in Section

“Securities”	Exhibit A
“Securities Custodian”	Exhibit A
“Surviving Entity”	5.01

Section 1.03              Rules of Construction.  Unless the context otherwise requires:

(i)            term has the meaning assigned to it;

(ii)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)          “or” is not exclusive;

(iv)          “including” means including without limitation;

(v)           words in the singular include the plural and words in the plural include the singular;

(vi)          unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(vii)         the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE II

THE SECURITIES

Section 2.01              Amount of Securities.  As provided for in Exhibit A hereto, the aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture is unlimited.  Subject to Section 2.03, the Trustee shall authenticate (i) Initial Securities for original issue on the Issue Date in the aggregate principal amount of $220.0 million and (ii) subject to Sections 4.05 and 4.08, Additional Securities.  Any Additional Securities shall be part of the same issue as the Initial Securities being issued on the Issue Date (except that such Additional Securities (x) may have a different issue date from the Initial Securities and (y) may have a different amount of interest payable on the first interest payment date after issuance than is payable on the Initial Securities) and will vote on all matters as one class with the Securities being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Asset Sale Offers.  For the purposes of this Indenture, except as set forth in Sections 4.05 and 4.08, references to the Securities include Additional Securities, if any.  To the extent that any Additional Securities are not fungible with the Initial Securities for United States federal income tax purposes, the Additional Securities will have a separate CUSIP number.

Section 2.02              Form and Dating.  Provisions relating to the Securities are set forth in Exhibit A, which is hereby incorporated in and expressly made part of this Indenture.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Appendix I to Exhibit A which is hereby incorporated in and expressly made a part of this Indenture.  Without limiting the generality of the foregoing, Securities offered and sold to QIBs in reliance on Rule 144A shall include the form of assignment set forth in Appendix I to Exhibit A, Securities offered and sold in offshore transactions in reliance on Regulation S (other than Initial Securities offered on the Issue Date) shall include the form of certificate set forth in Exhibit B and Securities transferred to Accredited Investors in a transaction exempt from the registration requirements of the Securities Act shall include the form of certificate set forth in Exhibit C.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer.  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in Appendix I to Exhibit A are part of the terms of this Indenture.

Section 2.03              Execution and Authentication.  Two Officers shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer in the form of an Officers’ Certificate for the authentication and delivery of such Securities (an “Authentication Order”), and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04              Registrar and Paying Agent.  The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuer may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent and “Registrar” includes any co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee in writing of the name and address of any such agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Issuer or any Guarantor may act as Paying Agent or Registrar.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Section 2.05              Paying Agent To Hold Money in Trust.  At least one Business Day prior to each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any Default by the Issuer or any Guarantor in making any such payment.  If the Issuer or any Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent (if other than the Issuer or a Guarantor) shall have no further liability for the money delivered to the Trustee.  Upon any proceeding under any Bankruptcy Law with respect to the Issuer or any Guarantor, if the Issuer or any Guarantor is then acting as Paying Agent, the Trustee shall replace the Issuer or Guarantor as Paying Agent.

Section 2.06              Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer on its own behalf and on the behalf of each of the Guarantors shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07              Replacement Securities.  If a mutilated security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and upon receipt of an Authentication Order the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met.  If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Trustee and the Issuer to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.08              Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Issuer holds or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receives proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09              Temporary Securities.  Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities.  Without unreasonable delay, the Issuer shall prepare and upon receipt of an Authentication Order the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities.  Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

Section 2.10              Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of, transfer, exchange or payment.  The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver evidence of the cancelled Securities to the Issuer upon the written direction of the Issuer.  Except as expressly permitted herein, the Issuer may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation.

If the Issuer acquires or any Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

At such time as all beneficial interests in a Global Security have either been exchanged for definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 2.11              Defaulted Interest.  If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest at the rate borne by the Securities to the extent lawful) in any lawful manner.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Default Interest Record Date”) for the payment of such defaulted interest, which date shall be not more than 15 days and not less than 10 days prior to the Default Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Issuer of such Default Interest Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such defaulted interest and the Default Interest Record Date and Default Interest Payment Date therefor to be given not less than 10 days prior to such Default Interest Record Date.  Notice of the proposed payment of such defaulted interest and the Default Interest Record Date and Default Interest Payment Date therefor having been so given, such defaulted interest shall be paid on the Default Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Default Interest Record Date.

The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.12              CUSIP Numbers, Common Codes or ISINs.  The Issuer in issuing the Securities may use “CUSIP” numbers, “Common Codes” or “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, “Common Codes” or “ISINs” in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” number, “Common Code” or

“ISIN” that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number, Common Code or ISIN.

Section 2.13              Computation of Interest.  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE III

REDEMPTION

Section 3.01              Notices to Trustee.  If the Issuer elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price and that such redemption is being made pursuant to paragraph 5 of the Securities.

The Issuer shall give notice to the Trustee provided for in this Section 3.01 at least 45 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

Section 3.02              Selection of Securities To Be Redeemed.  If fewer than all the Securities are to be redeemed at any time, not more than 60 days prior to the redemption date, the Trustee shall select the Securities to be redeemed pro rata, by lot or by such similar method or in accordance with DTC’s applicable procedures.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000.  Securities and portions of them the Trustee selects shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

Section 3.03              Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder to be redeemed at its registered address.

The notice shall identify the Securities (or portion thereof) to be redeemed (including CUSIP numbers if any) and shall state:

(i)            the redemption date;

(ii)           the redemption price or the method of its calculation and the amount of any accrued interest payable as provided in Section 3.05;

(iii)          any statement required by Section 3.04 in connection with a conditional redemption;

(iv)          the name and address of the Paying Agent;

(v)           that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)          if fewer than all the outstanding Securities are to be redeemed, or if a Security is to be redeemed in part only, the identification and principal amounts of the particular Securities (or portion thereof) to be redeemed;

(vii)         that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.  In such event, the Issuer shall provide the Trustee with the information required by this Section at least 45 days before the redemption date, unless the Trustee consents to a shorter period.

Section 3.04              Redemption May Be Conditional.  Any redemption of the Securities may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

Section 3.05              Effect of Notice of Redemption.  Once notice of redemption is mailed, subject to Section 3.04, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption).  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06              Deposit of Redemption Price.  Prior to 10:00 a.m., New York City time, on the Business Day prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Guarantor is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation.

Section 3.07              Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

Section 4.01              Payment of Securities.  The Issuer shall promptly pay the principal of, premium, if any, and interest on the Securities, in immediately available funds, on the dates and in the manner provided in the Securities and in this Indenture.  Principal, premium, if any, and interest shall be considered paid on the date due if by 10:00 a.m.  New York City time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefore in the Securities, and they shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

Section 4.02              Corporate Existence.  Subject to Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its and each of its Subsidiaries corporate, partnership, limited liability company or other existence, power and authority; provided, however, that the Issuer shall not be required to preserve any such corporate, partnership, limited liability company or other existence, power and authority if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole.

Section 4.03              Payment of Taxes and Other Claims.  The Issuer shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent,

(i)            all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary; and

(ii)           all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Issuer or any Subsidiary that could produce a material adverse effect on the consolidated financial condition of the Issuer;

provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.04              Maintenance of Properties.  The Issuer shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Issuer and the Restricted Subsidiaries and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Issuer may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Issuer; provided, however, that nothing in this Section 4.04 shall prevent the Issuer from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.05              Limitation on Consolidated Indebtedness.  (a)  The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Permitted Indebtedness) or issue Redeemable Capital Stock (other than Redeemable Capital Stock issued to and held by the Issuer or any of its Restricted Subsidiaries, so long as it is so held) and the Issuer shall not permit any of its Restricted Subsidiaries that are not Guarantors to issue Preferred Stock (other than Preferred Stock issued to and held by the Issuer or any Restricted Subsidiaries, so long as it is so held); provided, that the Issuer and its Restricted Subsidiaries that are Guarantors may Incur Indebtedness or issue Redeemable Capital Stock and Restricted Subsidiaries that are not Guarantors may issue shares of Preferred Stock if, after giving effect to such Incurrence or issuance on a pro forma basis, the Issuer’s Interest Coverage Ratio for the four full fiscal quarters immediately preceding such event for which internal financial statements are available, taken as one period, is greater than or equal to 2.00 to 1.00.

(b)           For purposes of determining compliance with this Section 4.05, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Indebtedness or is entitled to be Incurred pursuant to the ratio set forth in Section 4.05(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.05.

(c)           No Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness of the Issuer or any Guarantor or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

(d)           Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion of amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends on Preferred Stock or Redeemable Capital Stock in the form of additional shares of Preferred Stock or Redeemable Capital Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in

GAAP will not be deemed to be an incurrence of Indebtedness, Redeemable Capital Stock or Preferred Stock for purposes of this Section 4.05.

(e)           Any increase in the amount of Indebtedness solely by reason of currency fluctuations will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.05.  A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.05.

(f)            The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the guarantee by the specified Person of any indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified Person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured.

(g)           For purposes of determining compliance with any United States dollar-denominated restriction on the Incurrence of Indebtedness, the United States Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable United States dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such United States dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(h)           The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.06              Limitation on Restricted Payments.  (a)  The Issuer shall not, and shall not permit its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend on, or make any distribution of any sort in respect of, any shares of the Issuer’s or any Restricted Subsidiary’s Capital Stock (excluding dividends or distributions payable in shares of the Issuer’s Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in shares of such

Redeemable Capital Stock)) held by any Person other than the Issuer or any of its Restricted Subsidiaries;

(ii)                                  purchase, redeem or acquire or retire for value any Equity Interests of the Issuer;

(iii)                               purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (a) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement, or (b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Issuer owed to a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to the Issuer or another Restricted Subsidiary); or

(iv)                              make any Investment other than a Permitted Investment;

(such payments or any other actions described in (i) through (iv) above are collectively referred to as “Restricted Payments”) unless at the time of, and after giving effect to, the proposed Restricted Payment (including the Fair Market Value of any such Restricted Payment, if other than cash, as determined by Senior Management, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $5.0 million (other than Readily Marketable Securities) such Fair Market Value shall be confirmed by the Board of Directors): (A) no Default or Event of Default shall have occurred and be continuing; (B) after giving pro forma effect to such Restricted Payment as if the Restricted Payment had been made at the beginning of the four fiscal quarters immediately preceding such Restricted Payment for which internal financial statements are available (x) the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05(a) and (y) solely with respect to Restricted Payments set forth in clauses (i) or (ii) above, the Issuer’s Net Senior Secured Leverage Ratio is less than or equal to 4.00 to 1.00; and (C) the aggregate amount of all Restricted Payments made after the Issue Date (including the proposed Restricted Payment) does not exceed the sum of (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12) of Section 4.06(b)):

(1)                                 (x) Consolidated EBITDA minus (y) 1.75 times Consolidated Interest Expense, each calculated for the period (taken as one accounting period) from January 1, 2014 to the last day of the Issuer’s fiscal quarter preceding the date of the applicable proposed Restricted Payment for which internal financial statements are available; plus

(2)                                 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined in good faith by Senior Management, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $5.0 million (other than Readily Marketable Securities) such Fair Market Value shall be confirmed by the Board of Directors), received after the Issue Date by the Issuer from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of

Capital Stock of the Issuer (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock; plus

(3)                                 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined in good faith by Senior Management, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $5.0 million (other than Readily Marketable Securities) such Fair Market Value shall be confirmed by the Board of Directors), received after the Issue Date by the Issuer or any of its Restricted Subsidiaries from the issuance or sale of any Indebtedness or Redeemable Capital Stock of the Issuer or any Restricted Subsidiary (other than Indebtedness or Redeemable Capital Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Capital Stock of the Issuer (other than Redeemable Capital Stock); plus

(4)                                 100% of the aggregate amount of cash and the Fair Market Value of property (as determined in good faith by Senior Management, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $5.0 million (other than Readily Marketable Securities) such Fair Market Value shall be confirmed by the Board of Directors) contributed to the capital of the Issuer following the Issue Date (other than by a Restricted Subsidiary); plus

(5)                                 to the extent not already included in Consolidated EBITDA, 100% of the aggregate amount of cash and the Fair Market Value of other property (as determined in good faith by Senior Management, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $5.0 million (other than Readily Marketable Securities) such Fair Market Value shall be confirmed by the Board of Directors) received by the Issuer or any Restricted Subsidiary from (a) repayments of loans or advances, and releases of Guarantees, which constituted Restricted Payments or from the sale, conveyance, liquidation or other disposition of (other than to the Issuer or a Restricted Subsidiary) of Restricted Payments made by the Issuer and the Restricted Subsidiaries and from the repurchases and redemptions of such Restricted Payments from the Issuer or any Restricted Subsidiary by any Person (other than the Issuer or a Restricted Subsidiary), (b) dividends or other distributions on any Investment received after the Issue Date or (c) dividends or distributions received by the Issuer or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary period; plus

(6)                                 to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged into the Issuer or a Restricted Subsidiary or transfers all or substantially all of its assets to the Issuer or a Restricted Subsidiary, the Fair Market Value of the Issuer’s and its Restricted Subsidiaries’ aggregate Investment in such Unrestricted Subsidiary as of the date of such redesignation (as determined in good faith by Senior Management, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $5.0 million (other than Readily Marketable Securities) such Fair Market Value shall be confirmed by the Board of Directors) as of the date of such redesignation or the date of such merger or transfer.

(b)                                 Notwithstanding Section 4.06(a), the Issuer or any of its Restricted Subsidiaries may:

(1)                                 pay dividends on its Capital Stock or redeem any Subordinated Obligations within sixty days of the declaration or redemption notice thereof if, on the declaration or notice date, such dividends or redemption could have been paid in compliance with the foregoing limitation;

(2)                                 make any Restricted Payment in exchange for, or out of the proceeds of a substantially concurrent issuance of, Capital Stock of the Issuer (other than Redeemable Capital Stock) or contribution to the capital of the Issuer, provided, however, that the net proceeds from such issuance of Capital Stock of the Issuer or such contribution will be excluded from clauses (C)(2), (3) and (4) of Section 4.06(a);

(3)                                 make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent (a) sale of Capital Stock of the Issuer (other than Redeemable Capital Stock and other than Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); or (b) contributions to the capital of the Issuer; provided, however, that the net proceeds from such sale of Capital Stock will be excluded from clauses (C)(2), (3) and (4) of Section 4.06(a);

(4)                                 make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Permitted Refinancing Indebtedness;

(5)                                 in the case of a Restricted Subsidiary, pay dividends (or in the case of any partnership or limited liability company, any similar distribution) to the holders of its Capital Stock on a pro rata basis;

(6)                                 make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Issuer (a) deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of such options or a portion of the tax liability of the holder with respect thereto, or (b) in connection with the terms of any restricted stock option agreement awarded to any employee, officer or director of the Issuer or its Restricted Subsidiaries;

(7)                                 make other Restricted Payments in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(8)                                 make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation in the event of a Change of Control, an Asset Sale or an Event of Loss, at a purchase price not greater than 101% (pursuant to provisions similar to Section 4.11 and otherwise not greater than 100%) to the extent required by, and in accordance with, the provisions under the agreement governing such Subordinated Obligation, plus any accrued and unpaid interest in connection therewith; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Sale Offer, as the case may be, as provided in such covenants with respect to the Securities offered hereby and has completed the repurchase or redemption of all such notes validly tendered for payment in connection with such offer;

(9)                                 make the payment of cash, dividends, distributions, advances or other Restricted Payments in lieu of fractional shares pursuant to (i) the exchange or conversion of any securities or (ii) the exercise of options or warrants; provided, that such payment shall not be for the purpose of evading the limitations of this Section 4.06 (as determined in good faith by the Board of Directors);

(10)                          declare or pay dividends to holders of any class or series of Redeemable Capital Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of preferred stock of a Restricted Subsidiary issued after the Issue Date in accordance with Section 4.05:

(11)                          make (i) advances or loans to (a) any future, present or former officer, director, employee or consultant of the Issuer or a Restricted Subsidiary to pay for the purchase or other acquisition for value of Capital Stock (other than Redeemable Capital Stock) of the Issuer or a Restricted Subsidiary, or any obligation under a forward sale agreement deferred purchase agreement or deferred payment arrangement pursuant to any management equity plan or stock option plan or any other management or employee benefit or incentive plan or other agreement or arrangement or (b) any management equity plan or stock option plan or any other management or employee benefit or incentive plan or unit trust or the trustees of any such plan or trust to pay for the purchase or other acquisition for value of Capital Stock of the Issuer or a Restricted Subsidiary or (ii) repurchases, redemptions or other acquisitions or retirements for value of any Capital Stock of the Issuer held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the total aggregate amount of Restricted Payments under this clause (11) does not exceed $3.5 million in any calendar year (with any unused amounts in any calendar year carried over to the next two succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds from the sale of Capital Stock (other than Redeemable Capital Stock) of the Issuer or a Restricted Subsidiary received by the Issuer or a Restricted Subsidiary during such calendar year, in each case to members of management, directors or consultants of the Issuer or any of its Restricted Subsidiaries, to the extent the cash proceeds from the sale of Capital Stock (other than Redeemable Capital Stock) have not otherwise been applied to the making of Restricted Payments and are excluded from clauses (c)(2), (3) and (4) of Section 4.05(a); and

(12)                          make any purchase, repurchase, redemption or defeasance of other acquisition or retirement of the Capital Stock of the Issuer (i) in an aggregate amount not to exceed $15.0 million pursuant to the terms of the rights held by Totem Onelove Group Pty Ltd, Totem Industries Pty Ltd and any of their affiliates as in effect on the date of this Indenture or as subsequently amended, supplemented or otherwise modified thereafter and (ii) in an aggregate amount not to exceed $12.5 million pursuant to the terms of any other repurchase, repurchase, redemption or similar rights held by holders of our Capital Stock.

(c)                                  In the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments described in the above paragraphs of this Section 4.06 or Permitted Investments described in the definition thereof, the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.06 and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant only to the clause or clauses of this Section 4.06 or of the definition of Permitted Investment to which such Restricted Payment or Permitted Investment has been classified or reclassified.

Section 4.07                                         Limitation on Transactions with Affiliates.  (a)  The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Issuer (other than a Restricted Subsidiary of the Issuer) involving aggregate consideration in excess of $5.0 million, unless:

(i)                                     such transaction or series of transactions is on terms that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than would be available at the time of such transaction or series of transactions in a comparable transaction in an arm’s length dealing with an unaffiliated third party (as determined in good faith by the Board of Directors or Senior Management); and

(ii)                                  with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $10.0 million, a majority of the Disinterested Members (as evidenced by a Board Resolution) determines that such transaction or series of transactions complies with clause (1) above, or if there are no such Disinterested Members, an Independent Financial Advisor determines that (i) such transaction or series of related transactions is fair to the Issuer or such Restricted Subsidiary from a financial point of view or (ii) that the terms of such transaction or series of related transactions are not materially less favorable to the Issuer or such Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unaffiliated party on an arm’s-length basis.

(b)                                 The foregoing provisions will not apply to:

(i)                                     transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in such Person;

(ii)                                  any Restricted Payment not prohibited by Section 4.06 or any Permitted Investment;

(iii)                               any transaction or series of transactions between the Issuer and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries;

(iv)                              the payment of reasonable and customary fees, including consulting fees, bonuses and compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, the reimbursement of expenses paid by, and indemnity provided on behalf of, future, present or former officers, directors, employees, members of management, consultants, or independent contractors of the Issuer or any of its Restricted Subsidiaries so long as such payment, reimbursement or indemnity (i) has been approved by a majority of Disinterested Members (as evidenced by a Board Resolution) or (ii) is paid in the ordinary course of business;

(v)                                 any agreements or arrangements in existence on the Issue Date that are described or incorporated by reference in the Offering Memorandum, and any amendments, modifications, extensions or replacements thereof; provided, however, that any such amendments, modifications, extensions or replacements shall only be permitted by this clause (5) to the extent that the terms of such amendment, modification, extension or replacement, taken as a whole, are not materially more disadvantageous to the Issuer and its Restricted Subsidiaries than the terms of such agreements or arrangements in effect on the Issue Date; provided that a good faith determination by a majority of the Disinterested Members (as evidenced by a Board Resolution) that the terms of such amendment, modification, extension or replacement, taken as a whole, are not materially more disadvantageous to the Issuer and its Restricted Subsidiaries than the terms of such agreements or arrangements in effect on the Issue Date shall be conclusive;

(vi)                              (a) transactions with customers, clients, suppliers, landlords, lessors, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party (as determined in good faith by the Board of Directors or Senior Management) and (b) with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(vii)                           transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(viii)                        any issuance or sale of Equity Interests (other than Redeemable Capital Stock) of the Issuer and the granting of registration and other customary rights in connection therewith;

(ix)                              purchases, repurchases or repayments of notes or other Indebtedness or solicitations of amendments, waivers or consents in respect of notes or such other Indebtedness, if such purchase, repurchase or repayment or solicitation is on the same terms as those offered to Holders or such other Indebtedness that are not Affiliates;

(x)                                 the granting and performance of registration rights for the Issuer’s Capital Stock;

(xi)                              transactions with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Capital Stock of the Issuer (other than Redeemable Capital Stock); and

(xii)                           any employment agreement, consultant agreement or employee benefit arrangement with any employee, consultant, officer or director of the Issuer or any Restricted Subsidiary, including under any stock option, stock appreciation right, stock incentive or similar plan, entered into in the ordinary course of business.

Section 4.08                                         Limitation on Liens.  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or Incur any Lien (other than Permitted Liens) (i) on the Collateral or (ii) upon any of its other property or assets that do not constitute Collateral, in each case, whether owned on the Issue Date or acquired after that date; provided that, solely with respect to property or assets referred to in clause (ii), Liens securing Indebtedness may be Incurred if, contemporaneously with the Incurrence of such Lien effective provision is made to secure the Indebtedness due under this Indenture and the Securities (including additional notes) equally and ratably with (or prior to in the case of a Lien with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured (and such Lien created in favor of the Securities will be automatically and unconditionally released upon the release and discharge of the Lien on such Indebtedness).

Section 4.09                                         Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  (a)  The Issuer shall not, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(i)                                     pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii)                                  make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances): or

(iii)                               sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)                                 The restrictions set forth in Section 4.09(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 agreements governing Indebtedness as in effect on the Issue Date (including, without limitation, the Indebtedness under the Revolving Credit Facility) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive (as determined in good faith by the Board of Directors or Senior Management), taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as in effect on the Issue Date;

(2)                                 this Indenture, the Securities, the Guarantees herein and the Collateral Documents, or other indentures or agreements governing Indebtedness of the Issuer or any Restricted Subsidiary ranking equally with the Securities; provided that such indentures or agreements are not materially more restrictive, taken as a whole, than the encumbrances or restrictions imposed by this Indenture;

(3)                                 applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit provided by any governmental authority;

(4)                                 any instrument governing Indebtedness or Equity Interests or any agreement of a Person (including its Subsidiaries) acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred, or such agreement was entered into, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired (including its Subsidiaries); provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;

(5)                                 any agreement existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements or replacements thereof; provided that such amendments, modifications, restatements, renewals, supplements or replacements are not materially restrictive (as determined in good faith by the Board of Directors or Senior Management), taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as in effect on the Issue Date;

(6)                                 customary non-assignment provisions in leases, licenses, franchise agreements, conveyances and other commercial agreements entered into in the ordinary course of business;

(7)                                 purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property so acquired of the nature described in Section 4.09(a)(iii);

(8)                                 any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;

(9)                                 Liens securing Indebtedness otherwise permitted to be Incurred pursuant to this Indenture that limit the right of the Issuer or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10)                          customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, stockholder agreements, asset sale agreements, stock sale agreements and other similar agreements, which encumbrance or restriction is applicable only to the assets that are the subject of such agreements;

(11)                          encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to Indebtedness, that do not detract from the value of the property or assets of the Issuer and its Restricted Subsidiaries in any manner material to the Issuer and its Restricted Subsidiaries;

(12)                          restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(13)                          restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings (as determined in good faith by the Board of Directors) and that the management of the Issuer determines in good faith will not materially impair the Issuer’s ability to make scheduled payments as required under the Securities;

(14)                          agreements with respect to Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to Section 4.05 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such encumbrances or restrictions are not materially less favorable, taken as a whole, to the Holders than is customary in comparable financings (as determined in good faith by the Board of Directors or Senior Management); and

(15)                          any agreement that extends, renews, amends, modifies, restates, supplements, refunds, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (14), or in this clause (15); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable, taken as a whole, to the Holders than those under or pursuant to the agreement so extended, renewed, amended, modified, restated, supplemented, refunded, refinanced or replaced (as determined in good faith by the Board of Directors or Senior Management).

Section 4.10                                         Future Guarantors.  After the Issue Date, the Issuer will cause each Domestic Restricted Subsidiary that acts as co-borrower under or guarantees any First Priority Lien Obligations or any other Indebtedness of the Issuer or any Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will become a Guarantor and will unconditionally and irrevocably Guarantee the full and prompt payment of the Obligations on the Securities.  Each Guarantee of the Securities will be limited to an amount not to exceed the maximum amount that can be guaranteed by that entity without rendering the Guarantee as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Notwithstanding the foregoing, the Guarantee of the Securities by a Guarantor shall be automatically and unconditionally released and discharged:

(1)                                 upon any sale, transfer or other disposition, to a Person that is not (either before or after giving effect to such transaction) the Issuer or any of its Restricted Subsidiaries, of all or substantially all the assets or Capital Stock of such Guarantor or any holding company of such Guarantor (in each case, whether by merger, consolidation, the sale of all or substantially all of its assets (other than by lease)), if the sale, transfer or other disposition is made in compliance with the covenant described under Section 5.01 and no Default or Event of Default will have occurred or be continuing or would occur as a consequence of a release of the obligations of such Guarantor;

(2)                                 if the conditions relating to legal defeasance or covenant defeasance or satisfaction and discharge of this Indenture are satisfied in accordance with this Indenture;

(3)                                 if the Issuer’s Obligations under this Indenture and the Securities are discharged in accordance with the terms of this Indenture;

(4)                                 upon the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”

(5)                                 (i) upon the release of such Guarantor’s Guarantee under the First Priority Lien Obligations other than as a result of the repayment or termination of the First Priority Lien Obligations or (ii) with respect to the Guarantee of any Guarantor that was required to provide such Guarantee pursuant to this Section 4.10, upon such Guarantor being unconditionally released and discharged from its liability with respect to the Indebtedness giving rise to the requirement to provide such Guarantee; or

(6)                                 in accordance with Article VIII.

Section 4.11                                         Change of Control.  Upon the occurrence of a Change of Control, the Issuer shall be required to make an offer (a “Change of Control Offer”) to purchase in cash all outstanding Securities at a purchase price (the “Change of Control Purchase Price”) equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling prior to the date of purchase).

Within 30 days following the date upon which the Change of Control occurred, the Issuer must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control  Payment Date”).  The Change of Control Offer is required to remain open for at least 20 Business Days.  Holders may tender all or part of Securities for purchase, so long as such tenders are in $1,000 denominations and no Security less than $2,000 will be purchased in part.

If an offer is made to repurchase the Securities pursuant to a Change of Control Offer, the Issuer will comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer will comply with such securities laws and regulations and will not be deemed to have breached its obligations described in this covenant by virtue thereof.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (a) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (b) a notice of redemption for all of the Securities then outstanding has been given pursuant to this Indenture as described under Article III. Any Change of Control Offer may be made in advance of the Change of Control and conditioned upon the occurrence of such Change of Control.

Section 4.12                                         Asset Sales.  (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly consummate an Asset Sale unless:

(1)                                 the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of, as determined in good faith (i) by an Officer of the Issuer for any Asset Sale of less than $10.0 million or (ii) by the Board of Directors for any Asset Sale of $10.0 million or greater; and

(2)                                 at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents:

(b)                                 For purposes of clause (a)(2) of this Section 4.12, each of the following shall be deemed to be cash:

(1)                                 any liabilities, including the cancellation of Indebtedness (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary (other than Subordinated Obligations or other liabilities that by their terms are expressly subordinated in right of payment to the Securities and the Guarantees thereof) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets or Equity Interests whereby the Issuer or such Restricted Subsidiary is released from further liability therefor whether specifically agreed by such transferee or third party or by operation of law; and

(2)                                 any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 365 days after the date of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion);

(3)                                 any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that is at that time outstanding, not to exceed the greater of $5.0 million and 0.75% of Total Assets as of the end of the Issuer’s most recently ended fiscal quarter prior to the date on which such Designated Non-cash Consideration is received (with the Fair Market Value of such item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this paragraph and no other purpose; and

(4)                                 any Capital Stock or assets of the kind referred to in clause (c)(2) of this Section 4.12.

(c)                                  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary may apply an amount equal to such Net Proceeds at its option:

(1)                                 to repay (i) Indebtedness on First Priority Lien Obligations (and, if the Indebtedness or Obligation repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, unless the aggregate revolving commitments at the time of such repayment are below $30.0 million, in which case the related commitments with respect thereto will not be required to be reduced) or (ii) Pari Passu Lien Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under Pari Passu Lien Indebtedness, the Issuer will equally and ratably reduce Obligations under the Securities by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repayment, the pro rata principal amount of Notes);

(2)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3)                                 to make capital expenditures;

(4)                                 to acquire or make capitalized repairs to other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5)                                 any combination of the foregoing,

or enter into a binding commitment regarding clause (c)(2), (c)(3), (c)(4) or (c)(5) of this Section 4.12, provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365 day period.  If such acquisition or expenditure is not consummated on or before such 180th day and the Issuer or such Restricted Subsidiary shall not have applied such Net Proceeds pursuant to clauses (c)(1)—(4) of this Section 4.12 on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)                                 On the 366th day after an Asset Sale or such earlier date, if any, as the Issuer determines not to apply the Net Proceeds relating to such Asset Sale as set forth in paragraph (c) above (each such date being referred to as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in paragraph (c) above (“Excess Proceeds”) will be applied by the Issuer to make an offer (an “Asset Sale Offer”) to all Holders and to the holders of any Pari Passu Lien Indebtedness that is required to be repurchased or repaid or offered to be repurchased or repaid as a result of such Asset Sale at a price in cash in an amount equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest, if any, to, but not including, the date of purchase or prepayment.

(e)                                  The Issuer may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $10.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $10.0 million) will be applied as provided in paragraph (d) above.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other Pari Passu Lien Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities and such other Pari Passu Lien Indebtedness to be purchased on a pro rata basis or in the manner described in Section 3.02 and 3.03. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

If an offer is made to repurchase the Securities pursuant to an Asset Sale Offer, the Issuer will comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer will comply with such securities laws and regulations and will not be deemed to have breached its obligations in this Section 4.12 by virtue thereof.

Section 4.13                                         Events of Loss.

The Issuer and the Restricted Subsidiaries may apply any Net Loss Proceeds in the same manner and in the same time periods (measured from the date of receipt thereof in the case of Net Loss Proceeds) as Net Proceeds from Asset Sales as set forth in Section 4.12. Net Loss Proceeds not applied in accordance therewith and within the specified time period will constitute Excess Proceeds.  Net Loss Proceeds will be aggregated for purposes of the $10.0 million threshold specified in Section 4.12.

Section 4.14                                         Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary; provided that:

(1)                                 any Guarantee by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described in Section 4.05;

(2)                                 the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of such Subsidiary) (such amount, the “Designation Amount”) will be deemed to be an Investment made as of the time of such designation, and such Investment would be permitted to be made under Section 4.06;

(3)                                 such Subsidiary does not hold any Liens on any property of the Issuer or any of its Restricted Subsidiaries; and

(4)                                 no Default or Event of Default would be in existence following such designation.

(b)                                 The Board of Directors may at any time designate any Unrestricted Subsidiary to be Restricted Subsidiary; provided that:

(1)                                 such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.05;

(2)                                 all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.08; and

(3)                                 no Default or Event of Default would be in existence following such designation.

(c)                                  Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary or redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, as the case may be, shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate giving effect to such designation or redesignation and an Officers’ Certificate, signed on behalf of the Issuer by its principal executive officer or principal financial officer, certifying that such designation or redesignation complied with the preceding conditions, as applicable

Section 4.15                                         Provision of Financial Information.

(a)                                 Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the Holders or cause the Trustee to furnish to Holders, within the time periods specified in the rules and regulations of the SEC:

(i)                                     all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(ii)                                  all current reports that would be required to be filed with or furnished to the SEC on Form 8-K if the Issuer were required to file or furnish such reports.

(b)                                 All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants.  In addition, the Issuer will file or furnish a copy of each of the reports referred to in clauses (1) and (2) above with or to the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

(c)                                  If, at any time, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Issuer agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

(d)                                 If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

(e)                                  In addition, the Issuer and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(f)                                   Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).

Section 4.16                                         Statement as to Compliance.  The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, an Officers’ Certificate signed by the Issuer’s principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Issuer is in compliance with all covenants and conditions to be complied with by it under this indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which such officer may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).  For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

When a Default has occurred and is continuing or if the Trustee, any Holder or the trustee for or the Holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall deliver to the Trustee an Officers’ Certificate specifying such Default, notice or other action within 10 Business Days of its occurrence.

Section 4.17                                         [RESERVED].

Section 4.18                                         After-Acquired Property.  Not later than 30 days after the acquisition by either the Issuer or any Guarantor of any After-Acquired Property (or 120 days for any real property) the Issuer or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates, title insurance and Opinions of Counsel as shall be reasonably necessary to vest in the Trustee or the Collateral Agent a perfected security interest, mortgage or other Lien in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and thereupon all provisions of this Indenture and the Collateral Documents relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Section 4.19                                         Collateral.

(i)                                     The Issuer shall furnish to the Collateral Agent prompt written notice of any change (1) in corporate name of any of the Issuer or the Guarantors, (2) identity or corporate structure of any of the Issuer or the Guarantors, (3) jurisdiction of organization of any of the Issuer or the Guarantors or (4) in any Federal Taxpayer Identification Number or state organizational identification number of any of the Issuer or the Guarantors.  The Issuer and the Guarantors agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents.

(ii)                                  The Issuer and the Guarantors also agree to promptly notify (or to have the Issuer notify on its behalf) the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(iii)                               Following the occurrence and during the continuance of any Event of Default, the Issuer shall establish a Controlled Deposit Account (as defined in the Second Lien Collateral Agreement), into which cash dividends received in respect of the Pledged Shares shall be deposited within one Business Day of receipt thereof.

Section 4.20                                         Certain Post-Closing Obligations.  (a)  The Issuer and the Guarantors shall deliver the documents and take the actions specified on Schedule I, including those documents and other agreements that would have been required to be delivered on the Issue Date, within the time frames specified on Schedule I.

Section 4.21                                         Additional Collateral.  If any additional Collateral is granted to the agent under any First Priority Lien Obligations after the date hereof (other than in the case of any guarantee of the obligations of a Foreign Subsidiary), the Issuer shall cause the same to be granted to the Collateral Agent for the benefit of all the Holders and the Trustee (subject to the terms of the Intercreditor Agreement).

ARTICLE V

SUCCESSOR COMPANY

Section 5.01                                         Consolidation of Issuer.  (a)  The Issuer will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person, whether or not the Issuer is the surviving corporation, or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons unless at the time and after giving effect thereto:

(i)                                     either: (a) the Issuer shall be the surviving entity; or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Issuer substantially as an entirety (the “Surviving Entity”) shall be a Person duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by supplemental indenture all of the Obligations of the Issuer under the Securities, this Indenture and the Collateral Documents;

(ii)                                  immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(iii)                               immediately after giving effect to such transaction on a pro forma basis, except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Issuer, the Issuer (or the Surviving Entity if the Issuer is not the surviving entity) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.05 or the Issuer’s Interest Coverage Ratio for the four full fiscal quarters preceding such transaction for which internal financial statements are available, taken as one period, would be equal to or greater than the Interest Coverage Ratio immediately prior to such transaction;

(iv)                              each Guarantor (unless it is the other party to the transactions above, in which case clause (i)(b) shall apply) shall have confirmed in writing that its Guarantee of the Securities shall apply to such Person’s obligations in respect of the outstanding Securities and this Indenture and that such Guarantor’s obligations under the Collateral Documents to which it is a party shall continue to be in effect; and

(v)                                 the Collateral transferred to the Surviving Entity will (a) continue to constitute Collateral under this Indenture and the Collateral Documents, (b) be subject to the

Liens in favor of the Collateral Agent for the benefit of the Trustee and the Holders, and (c) not be subject to any Lien other than Permitted Liens.

(b)                                 In connection with any consolidation, merger, transfer or lease contemplated hereby, the Issuer shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

(c)                                  Sections 5.01(a)(ii), 5.01(a)(iii) and 5.01(b) will not apply to any merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets (i) between the Issuer and any Restricted Subsidiary or (ii) for the purpose and with the effect of reincorporating the Issuer in another jurisdiction or converting the Issuer into a corporation, partnership, limited partnership, limited liability company or trust.

(d)                                 To the extent required under the Collateral Documents and this Indenture, the Issuer or the Surviving Entity, as applicable, will cause such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may reasonably be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Issuer or the Surviving Entity.

Section 5.02                                         Successor Substituted.  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the successor Person formed by such a consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Issuer under the Securities and this Indenture, with the same effect as if such successor had been named as the Issuer herein.  In the event of any transaction (other than a lease) described and listed in Section 5.01 in which the Issuer is not the surviving entity, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Issuer, and the Issuer shall be discharged from all Obligations and covenants under the Securities and this Indenture.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01                                         Events of Default.  “Event of Default,” wherever used herein, means any one of the following events:

(a)                                 default in the payment of any interest on any Security when it becomes due and payable and the continuance of such default for a period of 30 days;

(b)                                 default in the payment of the principal of or premium, if any, on any Security on the date on which the principal of such Security becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase or otherwise);

(c)                                  failure to comply with Sections 4.12 and 4.13 and Article V;

(d)                                 default in the performance, or breach, of any covenant or agreement of the Issuer contained in this Indenture (other than a default in the performance, or breach, of a covenant that is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(e)                                  (i) one or more defaults in any payment on Indebtedness of the Issuer, any Guarantor or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), aggregating $15.0 million or more, when the same becomes due and payable at the final maturity of such Indebtedness, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Issuer, any Guarantor or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), aggregating $15.0 million or more shall have been accelerated prior to the final maturity thereof;

(f)                                   one or more final judgments or orders (to the extent such judgments or orders are not covered by enforceable insurance policies issued by solvent carriers) shall be rendered against the Issuer, any Guarantor or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) for the payment of money, either individually or in an aggregate amount, in excess of $15.0 million and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order which shall not have been stayed or dismissed within 30 days after commencement of such proceeding or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

(g)                                  the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or under or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding;

(ii)                                  consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

(iii)                               consents to the appointment of a Custodian for them or for any substantial part of its property;

(iv)                              makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

(v)                                 files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

(vi)                              consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian;

(h)                                 a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days;

(i)                                     a Custodian shall be appointed out of court with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), or with respect to all or any substantial part of the property of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary);

(j)                                    except as permitted by this Indenture or any Guarantee, any Guarantee of the Securities by a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Guarantee of the Securities;

(k)                                 unless all of the Collateral has been released from the Liens in accordance with the provisions of the Collateral Documents, the Liens on a material portion of the Collateral cease to be valid or enforceable and such Default continues for 30 days, or the Issuer shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; and

(l)                                     the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Collateral Documents except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole.

Section 6.02                                         Acceleration; Rescission and Annulment.  (a) If an Event of Default (other than an Event of Default specified in Section 6.01(g), (h) or (i) with respect to the Issuer) shall occur and is continuing, then and in every such case the Trustee, by notice to the Issuer, or the Holders of not less than 25% in aggregate principal amount of the Securities outstanding, by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable.  If an Event of Default specified in Section 6.01(g), (h) or (i) with respect to the Issuer shall occur and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Issuer shall deliver to the Trustee, within 10 days after the occurrence thereof, notice of any default or acceleration referred to in Sections 6.01(d) and 6.01(e).

(b)                                 At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article VI, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Issuer has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

(A)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee (acting in any capacity hereunder), its agents and counsel;

(B)          all overdue interest on all Securities

(C)          the principal of (and premium, if any, on) any Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and

(D)          to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

(ii)           all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03              Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04              Waiver of Past Defaults.  Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from a failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.11, or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05              Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06              Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(i)            such Holder shall have previously given to the Trustee written notice of continuing Event of Default;

(ii)           the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

(iii)          the Trustee has failed to institute such proceeding and has not receive from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security.  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07              Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08              Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09              Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10              Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee (in any capacity hereunder) for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest respectively; and

THIRD:  to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11              Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

Section 6.12              Waiver of Stay or Extension Laws.  The Issuer (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.01              Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default;

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificate and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this subsection (c) does not limit the effect of subsection (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.  The Trustee shall be under no obligation to exercise any of their rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

(i)            The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) a Trust Officer has received written notice thereof from the Issuer or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

(j)            Except with respect to Section 4.01, the Trustee shall have not duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article 4.  In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification.

Section 7.02              Rights of Trustee.

(i)            The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(ii)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(iii)          The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(iv)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(v)           The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(vi)          The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(vii)         In no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(viii)        The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(ix)          The Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

Section 7.03              Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04              Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer’s in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.  The Trustee shall not be responsible for calculating the Applicable Premium, or determining whether such amount is due.  In addition, the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral nor for monitoring the actions of the Collateral Agent with respect to the same.

Section 7.05              Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06              Reports by Trustee to Holders.  Within 60 days after each August 1 beginning with August 1, 2014, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve (12) months preceding the reporting date, no report need be transmitted).

Section 7.07              Compensation and Indemnity.  The Issuer shall pay to the Trustee, and any predecessor Trustee from time to time, such compensation for its services as shall from time to time be agreed to in writing by the Issuer and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees other than allocable cost of internal counsel) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of one such counsel.  The Issuer need not reimburse any expenses or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.  The Issuer need not pay for any settlement made by the Trustee without the Issuer’s consent, such consent not to be unreasonably withheld.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to the Collateral Agent, and each of the Trustee’s and Collateral Agent’s respective officers, directors, employees, agents successors and assigns.

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuer’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g), (h) or (i) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The provisions of this Section shall survive the resignation or removal of the Trustee (or Collateral Agent, as applicable) and the termination of this Indenture.

Section 7.08              Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Issuer shall remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.10;

(ii)           the Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Isuser or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09              Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee, and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10              Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA §310(a).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee shall comply with TIA §310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 7.11              Preferential Collection of Claims Against the Issuer.  The Trustee shall comply with TIA §311(a) as if TIA §311(a) were applicable to this Indenture, excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated as if it were applicable to this Indenture.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01              Discharge of Liability on Securities; Defeasance.  (a) When (i) either (A) all outstanding Securities that have been authenticated (other than Securities that have been lost, destroyed or wrongfully taken and that have been replaced pursuant to Section 2.07 and Securities for whose payment money has been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation or (B) all outstanding Securities that have not been delivered to the Trustee for cancellation have become due and payable, whether at Maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article III and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and accrued interest to the date of Maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (iii) the Issuer has or any Guarantor has paid or caused to be paid all sums payable by them or it under this Indenture and the Securities; and (iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at Maturity or the redemption date, as the case may be, then upon demand of the Issuer (accompanied by an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Securities and the Trustee shall acknowledge satisfaction and discharge of this Indenture, at the cost and expense of the Issuer.

(b)           Subject to Sections 8.01(c) and 8.02, the Issuer may, at its option, and at any time, elect to terminate (i) all of their and the Guarantors’ obligations under the Securities and any Guarantee thereof and this Indenture (“legal defeasance option”) or (ii) its and the Guarantors’ obligations under Section 5.01(a)(iii) and Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.19 and the operation of Section 6.01(c) (with respect to an Event of Default due to a failure to meet obligations under Section 5.01(a)( iii)) and Sections 6.01(d), (e) and (f) (“covenant defeasance option”).  The Issuer may exercise its legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default.  If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d) (with respect to Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.19, 4.21 and 4.22 and 5.01(a)(iii)), and Section 6.01(e), (f) (j), (k) or (l).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminate.

(c)           Notwithstanding subsections (a) and (b) above, the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 4.03, 7.07, 7.08, 8.03, 8.04, 8.05 and

8.06 shall survive until the Securities have been paid in full.  Thereafter, the Issuer’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.

Section 8.02              Conditions to Defeasance.  The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)            The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay the principal of (and premium, if any, on) and interest on the outstanding Securities on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Securities.  Before such a deposit, the Issuer may give the Trustee, in accordance with Section 3.01 hereof, a notice of its election to redeem all of the outstanding Securities at a future date in accordance with Article III, which notice shall be irrevocable;

(ii)           in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii)          in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)          such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Issuer is a party or by which it is bound; and

(v)           the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

Section 8.03              Application of Trust Money.

The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII.  It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.04              Repayment to Issuer.  The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

Section 8.05              Indemnity for Government Obligations.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.06              Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.01              Without Consent of Holders.  The Issuer, the Guarantors, the Trustee and the Collateral Agent, if applicable, may amend or supplement this Indenture, the Securities, the Guarantees thereof or the Collateral Documents without consent of any Holder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to conform the text of this Indenture, the Securities or any Collateral Documents to the corresponding provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities or any Collateral Document as certified in an Officers’ Certificate;

(3)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)           to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets pursuant to Article V and Section 10.03(b);

(5)           to make any change that would provide any additional rights or benefits to Holders or that does not, in the good faith opinion of the Board of Directors, materially adversely affect the legal rights under this Indenture or any Collateral Document of any such Holder;

(6)           to comply with Section 4.10 or add a Guarantee of the Securities;

(7)           to comply with the rules of any applicable securities depositary;

(8)           to evidence and provide for the acceptance of appointment by a successor Trustee;

(9)           to provide for the issuance of Additional Securities in accordance with the limitations set forth in Sections 2.01, 4.05 and 4.08;

(10)         to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

(11)         to provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time of the Revolving Credit Facility or any other agreement that is not prohibited by this Indenture;

(12)         to provide for the release or addition of Collateral or Guarantees of the Securities in accordance with the terms of this Indenture and the Collateral Documents;

(13)         to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(14)         to provide security for borrowings under the Revolving Credit Facility that are incurred in accordance with this Indenture and (by entering into (i) one or more new intercreditor agreements having terms that, taken as a whole, are not materially less favorable to the Holders, as determined in good faith by the Issuer, than those of the Intercreditor Agreement or (ii) one or more supplements to the Intercreditor Agreement substantially in the form attached to the Intercreditor Agreement) to provide for the lien priority thereof; or

(15)         to issue or secure, and (by entering into (i) one or more new intercreditor agreements having terms that, taken as a whole, are not materially less favorable to the Holders, as determined in good faith by the Issuer, than those of the Intercreditor Agreement or (ii) one or more supplements to the Intercreditor Agreement substantially in the form attached to the Intercreditor Agreement) provide for the lien priority of First Priority Lien Obligations or Pari Passu Lien Indebtedness, if any.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02              With Consent of Holders.  The Issuer, the Guarantors, the Trustee and the Collateral Agent, if applicable, may modify or amend this Indenture, the Securities, the Guarantees thereof or the Collateral Documents with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with purchase of, or tender offer or exchange offer for the Securities). Any existing Default or Event of Default or compliance with any provision of this Indenture, the Securities, the Guarantees thereof and the Collateral Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) provided, however, that nothing in this section shall affect or alter any provision contained in this Indenture, the Securities or any Collateral Documents relating to the release of Collateral.  However, without the consent of each Holder affected thereby, a modification or amendment may not:

(i)            change the Stated Maturity of the principal of, or any installment of interest on, any note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(ii)           reduce the percentage in principal amount of outstanding notes, the consent of whose holders is necessary to amend or waive compliance with certain provisions of this Indenture or to waive certain defaults;

(iii)          waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

(iv)          except as expressly set forth provided in this Indenture, modify or release the Guarantee of Securities of any Guarantor in any manner adverse to Holders; or

(v)           contractually subordinate in right of payment, the Securities to any other Indebtedness of the Issuer or any Guarantee of the Securities by any Guarantor to any other Indebtedness of such Guarantor (it being understood that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees of the Securities arising or created in respect of such other Indebtedness of the Issuer or any Guarantor or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them).

Notwithstanding the foregoing, without the consent of holders of at least 75% of the principal amount of the Securities an, this Section 9.02 shall not permit (a) the release of all or substantially all of the Collateral (other than in accordance with the terms of the Collateral Documents or this Indenture) or (b) any amendment to the provision of the Intercreditor Agreement or this Indenture dealing with the order of the application of proceeds of Collateral that would materially adversely affect the Holders (which for the avoidance of doubt does not include any amendment to Sections 4.12 and 4.13 or the definitions relating thereto).  Except as set forth in the prior sentence, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance with the Collateral Documents and the restrictive covenants and provisions of this Indenture that relate to the Collateral, and may release Collateral or consent to any change or amendment to the provisions of any Collateral Document.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof

After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03              Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  Such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.  If a record date is fixed, then notwithstanding the immediately preceding paragraph those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 180 days after such record date.

For all purposes of this Indenture, all Initial Securities and Additional Securities shall vote together as one series of Securities under this Indenture.

Section 9.04              Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder.  Alternatively, if the Issuer so determines or the Trustee so determines, the Issuer in exchange for, the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.05              Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 11.04 and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating that such amendment is authorized or permitted by this Indenture.

ARTICLE X

GUARANTEES

Section 10.01           Guarantees.  Subject to the provisions of this Article X, each Guarantor hereby, jointly and severally, as a primary obligor and not merely as a surety, unconditionally and irrevocably, Guarantees to each Holder and the Trustee, the Securities Obligations including, without limitation, the prompt and complete payment and performance by the Issuer and each other Guarantor when due (whether at the stated maturity, by acceleration, by redemption or otherwise) of the principal of, premium, if any, and interest, if any, on the Securities and all other obligations and liabilities of the Issuer under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.07) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other senior secured Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations.  Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guarantor Obligations and also waives notice of protest for non-payment.  Each Guarantor waives notice of any default under the Securities or the Guarantor Obligations.

Each Guarantor further agrees that its Guarantee herein constitutes an absolute, irrevocable and unconditional Guarantee of payment (and is not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under, this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Subject to the provisions of Section 4.10, each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 10.03 hereof.  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Each of the Guarantors hereby agrees that its Guarantee of the Securities shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Security shall nevertheless be valid,

The delivery of any Security by the Trustee, after the authentication thereof hereunder shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the financial condition and assets of any other Guarantor, and of all other circumstances bearing upon the risk of nonpayment of the Guarantor Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that the Trustee will not have any duty to advise such Guarantor of information known to it or any of the regarding such circumstances or risks.

Section 10.02           Execution and Delivery of Guarantees by Future Guarantors.

To evidence its Guarantee of the Securities, each Restricted Subsidiary that is required to become a Guarantor pursuant to Section 4.10 hereof agrees to execute a supplement to this Indenture, substantially in the form of Exhibit D hereto, and deliver it to the Trustee.  Each such supplement to this Indenture shall be executed on behalf of the applicable Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of such Guarantor who shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Section 10.03           Limitation on Liability; Termination, Release and Discharge.

(a)           Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Revolving Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee hereunder or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee hereunder not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)           The Issuer shall not permit any Guarantor, in a single transaction or through a series of related transactions, to consolidate with or merge with or into any Person, whether or not such Guarantor is the surviving corporation, or to sell, assign, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of any Guarantor to any Person or group of affiliated Persons unless at the time and after giving effect thereto:

(i)            the other Person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(ii)           (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the Obligations of the Guarantor under its Guarantee of the Securities; and (2) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing

(iii)          the transaction constitutes a sale, assignment, transfer, lease or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture; or

(iv)          the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The foregoing shall not apply to (i) any transfer of assets among Guarantors or to the Issuer or (ii) any transfer of assets by a Restricted Subsidiary to another Restricted Subsidiary or the Issuer.

Each Guarantee shall be released in accordance with Section 4.10.

Section 10.04           Right of Contribution.  Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees of the Securities, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer, or any other Guarantor who has not paid its proportionate share of such payment.  The provisions of this Section 10.04 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.05           No Subrogation.  Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guarantor Obligations are paid in full (other than contingent or indemnification obligations not then asserted or due).  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations, whether matured or unmatured.

ARTICLE XI

COLLATERAL AND SECURITY

Section 11.01           Collateral and Collateral Documents.

(a)           The Trustee shall initially act as Collateral Agent and, whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Collateral Documents, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it and to the Trustee under this Indenture (in addition to those that may be granted to it under the terms of any Collateral Document or such other agreement or agreements).

(b)           In order to secure the due and punctual payment of principal of, premium, if any, on and interest on, the Securities and the Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and the Guarantees thereof and performance of all other obligations under this Indenture, the Securities and the Guarantees thereof, and the Collateral Documents, shall be secured by second-priority Liens and security interests, in each case subject to Permitted Liens, on the Collateral, as provided in the Collateral Documents which the Issuer and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured by all Collateral hereafter delivered as required or permitted by this Indenture and the Collateral Documents.  The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee and the holders of Pari Passu Lien Indebtedness, if any, in each case pursuant to the terms of the Collateral Documents and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents.

The Issuer shall deliver to the Collateral Agent copies of all documents pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed.  The Issuer shall take any and all actions required to cause the Collateral Documents to create and maintain, as security for the Securities Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Collateral Documents), in favor of the Collateral Agent for the benefit of the Secured Parties.  The Issuer shall make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) and take all other actions as are necessary or required by the Collateral Documents to maintain (at the sole cost and expense of the Issuer) the security interest created by the Collateral Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Collateral Documents) as a perfected security interest with the priority set forth in the Collateral Documents.

(c)           The Trustee and each Holder, by accepting the Securities and the Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee and the holders of Pari Passu Lien Indebtedness, if any, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken thereunder.  In the event of a conflict between the terms of this Indenture and the Collateral Documents, the Collateral Documents shall control.

(d)           Each Holder, by its acceptance of any Securities and the Guarantees thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents in accordance therewith.

Section 11.02           Further Assurances.

(a)           The Issuer will, and will cause each Guarantor to, at their sole expense, do or cause to be done all acts and things which may be required, or which the Trustee from time to time may reasonably request, which request the Trustee shall not be obligated to make, to assure and confirm that the Collateral Agent holds, for the benefit of the Holders and the Guarantees thereof and the Trustee and the holders of Pari Passu Lien Indebtedness, if any, duly created, enforceable and perfected second priority Liens and security interests in the Collateral (subject to Permitted Liens) as contemplated by the Collateral Documents.

(b)           As necessary, or upon reasonable request of the Trustee, which request the Trustee shall not be obligated to make, the Issuer will, and will cause each Guarantor to, at their sole expense, promptly execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Trustee may reasonably request to create, perfect, protect, assure, transfer, confirm or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture and the Collateral Documents for the benefit of the Holders and the Guarantees thereof and the Trustee, including with respect to After-Acquired Property.  If the Issuer fail or such Guarantor fails to do so, the Trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Collateral Documents, instruments, certificates, notices and other documents and, subject to the provisions of the Collateral Documents, take such other actions in the name, place and stead of the Issuer or such Guarantor, but the Trustee will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

Section 11.03                                  Impairment of Security Interest.  Subject to the rights of the holders of Permitted Liens, neither the Issuer nor any of their Restricted Subsidiaries shall take or omit to take any action which action or omission would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral except for actions or omissions that are permitted by this Indenture and the Collateral Documents.  Neither the Issuer nor any of their Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Collateral, other than Permitted Liens.  The Issuer shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

Section 11.04                                  Release of Collateral.

(a)                                 The Collateral Agent’s Liens upon the Collateral will no longer secure the Securities and Guarantees thereof outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders and such Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be automatically discharged without further action by the Trustee, the Collateral Agent or any other Person:

(1)                                 in part, as to all property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2)                                 in whole, upon:

(A)                               payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Securities; or

(B)                               satisfaction and discharge of this Indenture as set forth in Article VIII hereof; or

(C)                               legal defeasance or covenant defeasance of this Indenture as set forth in Article VIII hereof;

(3)                                 in part, as to any property that (A) is sold, transferred or otherwise disposed of by the Issuer or one of its Restricted Subsidiaries in a transaction not prohibited by this Indenture, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of or (B) is owned or at any time acquired by a Guarantor that has been released from its Guarantee of the Securities, concurrently with the release of such Guarantee;

(4)                                 in part, as to any Excess Proceeds remaining after the consummation of an Asset Sale Offer;

(5)                                 in whole or in part, as to any property that constitutes all or substantially all of the Collateral securing the Note Obligations, with the consent of the holders of 75% in aggregate principal amount of the Securities and any Pari Passu Lien Indebtedness (voting as a single class) (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes or any such Pari Passu Lien Indebtedness); or

(6)                                 in part, as to any property that constitutes less than substantially all of the Collateral securing the Note Obligations, with the consent of the holders of a majority in aggregate principal amount of the Securities and any Pari Passu Lien Indebtedness (voting as a single class) (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes or any such Pari Passu Lien Indebtedness), in each case, subject to the Intercreditor Agreement (once effective).

(b)                                 To the extent applicable, the Issuer and each Guarantor will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents and this Indenture:

(i)                                     an Officers’ Certificate requesting such release;

(ii)                                  an Officers’ Certificate and an Opinion of Counsel (upon which the Collateral Agent may conclusively rely) to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with; and

(iii)                               a form of such release (which release shall be in form reasonably satisfactory to the Trustee and shall provide that the requested release is without recourse or warranty to the Trustee).

Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above, and upon delivery by the Issuer or such Guarantor to the Trustee of an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer, or the Guarantors, as the case may be, the released Collateral.

(c)                                  The release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture, the Collateral Documents or upon the termination of this Indenture.

(d)                                 Without further written consent or authorization from the Holders, the Collateral Agent shall (and the Holders hereby authorize and direct the Collateral Agent to) execute any documents or instruments necessary to subordinate any Lien on any property granted to or held by the Collateral Agent under any Collateral Document to the holder of any Lien on such property of the type described in clauses (10), (14), (19), (20) or (23) of the definition of “Permitted Liens.”

Section 11.05                                  Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a)                                 Subject to the provisions of the Collateral Documents, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Restricted Subsidiaries hereunder and thereunder.  Subject to the provisions of the Collateral Documents, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b)                                 Neither the Trustee nor the Collateral Agent shall be responsible for the existence genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Neither the Trustee nor the Collateral Agent shall have responsibility for recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c)                                  Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer and each Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(1)                                 a request from the Issuer that such Collateral be added;

(2)                                 the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are satisfactory to the Trustee or the Collateral Agent;

(3)                                 an Officers’ Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture;

(4)                                 an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Collateral Document being entered into; and

(5)                                 such financing statements, if any, as the Issuer shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d)                                 The Trustee or the Collateral Agent, in giving any consent or approval under the Collateral Documents, shall be entitled to receive, as a condition to such consent or approval, an Officers’ Certificate and an Opinion of Counsel to the effect that the action or omission for which consent or approval is to be given does not adversely affect the interests of the Holders or impair the security of the Holders in contravention of the provisions of this Indenture and the Collateral Documents, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate and Opinion of Counsel.

Section 11.06                                  Perfection Matters.

Notwithstanding anything in this Indenture or any other Collateral Document to the contrary, with respect to the Collateral, no Issuer and no Guarantor shall be required to perfect any security interest in fixtures and other personal property (including deposit accounts) in each case securing the Securities Obligations to the extent perfection cannot be effected through (x) filings under the Uniform Commercial Code or (y) in the case of Collateral constituting Equity Interests, the delivery of stock certificates.

ARTICLE XII

MISCELLANEOUS

Section 12.01                                  Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile email or other electronic transmission (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Issuer:

SFX Entertainment, Inc.
430 Park Avenue

New York, New York 10022
Attention: Howard Tytel, General Counsel
Email: Howard@sfxii.com

with copies (which shall not constitute notice) to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
Attention: William Schwitter
Fax No: (212) 230-7834
Email: william.schwitter@paulhastings.com

if to the Trustee:

U.S. Bank National Association
190 S. LaSalle Street, 10th Floor
MK-IL-SLTR
Chicago, IL 60603
Attention: Global Corporate Trust
Fax No: (312) 332-8008
Phone No: (312) 332-6781

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficient given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission; provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person delivering the unsecured facsimile or email transmission in which the instructions or direction, are contained is, in fact, authorized to deliver such unsecured facsimile or email transmission does not constitute negligence or willful misconduct.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.

Section 12.02                                  Communication by Holders with Other Holders.  Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities.

Section 12.03                                  Certificate and Opinion as to Conditions.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(i)                                     an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.04                                  Statements Required in Certificate or Opinions.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this indenture shall include:

(i)                                     a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by, the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of an Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer stating that the information with respect to such factual matters is in the possession of such Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.05                                  When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.06                                  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 12.07                                  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York (or the city in which the Corporate Trust Office is located).  If a payment date is a Legal Holiday at the place of payment, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.08                                  Governing Law.  THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09                                  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Issuer and the Guarantors shall not have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Guarantees thereof or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.10           Successors.  All agreements of the Issuer and each Guarantor in this Indenture and the Securities and the Guarantees thereof shall bind their respective successors All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11           Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12           Reliance on Financial Data.  In computing any amounts under this Indenture: (a) to the extent relevant, the Issuer shall use audited financial statements of the Issuer, its Subsidiaries, any Person that would become a Subsidiary in connection with the transaction that requires the computation and any Person from which the Issuer have or a Subsidiary has acquired an operating business, or is acquiring an operating business in connection with the transaction that requires the computation (each such Person whose financial statements are relevant in computing any particular amount, a “Relevant Person”) for the period or portions of the period to which the computation relates for which audited financial statements are available on the date of computation and unaudited financial statements and other current financial data based on the books and records of the Relevant Person or Relevant Persons, as the case may be, to the extent audited financial statements for the period or any portion of the period to which the computation relates are not available on the date of computation; and (b) the Issuer shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of any Relevant Person that are available on the date of the computation.

Section 12.13           Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 12.14           Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.15           Intercreditor Agreement Controls.  Notwithstanding any contrary provision in this Indenture, this Indenture is subject to the provisions of the Intercreditor Agreement once effective.  The Issuer, the Guarantors and the Trustee acknowledge and agree to be bound by the provisions of the Intercreditor Agreement.  Additionally, provided that no Event of Default has occurred and is continuing, the Trustee shall, upon written request of the Issuer, enter into and direct the Collateral Agent to enter into the Intercreditor Agreement, amendments to the Intercreditor Agreement or an additional intercreditor agreement with the agent for the holders of any Pari Passu Lien Indebtedness on terms and conditions that, in the good faith determination of the Issuer, are not less favorable, taken as a whole, to the Holders than the terms of the Intercreditor Agreement set forth in Exhibit E hereto and thereafter such Intercreditor Agreement or amended or new intercreditor agreement shall be deemed to be the Intercreditor Agreement for all purposes of this Indenture. In signing the Intercreditor Agreement the Trustee shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel each stating that the Intercreditor Agreement is authorized or permitted by this Indenture.

Section 12.16           USA Patriot Act.  The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 12.17           WAIVER OF TRIAL BY JURY.  EACH OF THE PARTIES HERETO AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMOUNG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THERBY.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first Written above.

ISSUER:

SFX ENTERTAINMENT, INC.

By:	/s/ Richard Rosenstein
	Name:	Richard Rosenstein
	Title:	Chief Financial Officer

[Indenture]

GUARANTORS:

430 ACQUISITION LLC
430R ACQUISITION LLC
BEATPORT JAPAN, LLC
BEATPORT, LLC
EZ FESTIVALS, LLC
ID&T/SFX MYSTERYLAND LLC
ID&T/SFX NORTH AMERICA LLC
ID&T/SFX Q-DANCE LLC
ID&T/SFX SENSATION LLC
ID&T/SFX TOMORROWWORLD LLC
MADE EVENT, LLC
MICHIGAN JJ HOLDINGS LLC
PITA I LLC
PITA III LLC
SFX ACQUISITION, LLC
SFX EDM HOLDINGS CORPORATION
SFX EX IP LLC
SFX EXPERIENCE, LLC
SFX INTERMEDIATE HOLDCO I LLC
SFX INTERMEDIATE HOLDCO II LLC
SFX INTERNATIONAL, INC.
SFX IP LLC
SFX MADE IP LLC
SFX MARKETING LLC
SFX NIGHTLIFE TELEVISION LLC
SFX-320 LINCOLN OPERATING LLC
SFX-CAMEO OPERATING LLC
SFX-DISCO INTERMEDIATE HOLDCO LLC
SFX-DISCO OPERATING LLC
SFXE IP LLC
SFX-HUDSON LLC
SFX-HUKA OPERATING LLC
SFX-IDT N.A. HOLDING II LLC
SFX-IDT N.A. HOLDING LLC
SFX-LIC OPERATING LLC
SFX-MOKAI OPERATING LLC
SFX-NIGHTLIFE OPERATING LLC
SFX-OPIUM GROUP OPERATING LLC
SFX-REACT OPERATING LLC
SFX-STAR ISLAND OPERATING LLC
SFX-VMX HOLDING LLC
SFX-VMX OPERATING LLC
STEREOSONIC US IP LLC

By	/s/ Richard Rosenstein
Name:	Richard Rosenstein
Title:	Chief Financial Officer

[Indenture]

TRUSTEE and COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

[Indenture]

EXHIBIT A

PROVISIONS RELATING TO INITIAL

SECURITIES

I.                                        DEFINITIONS

For the purposes of this Exhibit A the following terms shall have the meanings indicated below:

“Accredited Investor” means an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act.

“Accredited Investor Securities” means all Initial Securities transferred to Accredited Investors.

“Additional Securities” means the 9.625% Second Lien Senior Secured Notes due 2019, to be originally issued from time to time as provided for in this Indenture.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Luxembourg, a société anonyme.

“Definitive Security” means a certificated Initial Security bearing, if required, the restricted securities legend set forth in Section 2.3(f).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Clearance System Plc.

“Global Securities Legend” means the legend appearing under such title on Appendix 1 to this Exhibit A.

“Initial Securities” means the 9.625% Second Lien Senior Secured Notes due 2019 in the aggregate principal amount of $220,000,000 issued on February 4, 2014.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold in offshore transactions in reliance on Regulation S.

“Restricted Securities Legend” means any of the restricted securities legends set forth in Section 2.3(f) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities and the Additional Securities, if any, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(f) hereto.

1.1.                            Other Definitions.

Term	Defined in Section
“Accredited Investor Security	2.1(b)
“Agent Members”	2.1(b)
“Global Security”	2.1(b)
“Regulation S Global Security”	2.1(b)
“Rule 144A Global Security”	2.1(b)

II.                                   THE SECURITIES

2.1.                            Form and Dating.  (a)  General.  Unless registered or exempt from registration under the Securities Act, the Initial Securities and any Additional Securities will be resold, initially only to QIBs in reliance on Rule 144A and to non-U.S. persons in reliance on Regulation S.  Initial Securities and Additional Securities so issued may thereafter be transferred to, among others, QIBs in reliance on Rule 144A, purchasers in reliance on Regulation S and Accredited Investors in a transaction exempt from the registration requirements of the Securities Act, subject in each case to the restrictions on transfers set forth herein.

(b)                                 Global Securities.  Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”), Regulation S Securities shall be issued initially in the form of one or more permanent global Securities (collectively, the “Regulation S Global Security”), and any Securities resold to Accredited Investors in transactions exempt from the registration requirements of the Securities Act shall be issued in the form of one or more permanent Securities in definitive, fully registered form with a minimum denomination of $250,000 (collectively, the “Accredited Investor Security”), in each case without interest coupons and bearing the Restricted Securities Legend.  The Rule 144A Global Security and the Regulation S Global Security and are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities.”  The Global Securities shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee and on the schedules thereto as hereinafter provided.

(c)                                  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and pursuant to an Authentication Order, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d)                                 Definitive Securities.  Except as provided in Section 2.3, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2.                            Authentication.  The Trustee shall authenticate and deliver: (a) Initial Securities for original issue in an aggregate principal amount of $220,000,000; and (b) any Additional Securities, if and when issued pursuant to this Indenture, in each case upon receipt of an Authentication Order.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Additional Securities.

2.3.                            Transfer and Exchange.  (a)  Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar or a co-registrar with a request:

(i)                                     to register the transfer of such Definitive Securities; or

(ii)                                  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1)                                 shall be duly endorsed or accompanied by a written instrument of transfer, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)                                 are being transferred, or exchanged pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                               if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                               if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or

(C)                               if such Definitive Securities are being transferred to an Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, (i) a certification to that effect in the form of Exhibit C and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(f).

(b)                                 Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer, together with:

(i)                                     certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, which certification shall be accompanied by a signed letter substantially in the form of Exhibit B; and

(ii)                                  written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.  If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and upon receipt of an Authentication Order the Trustee shall authenticate a new Global Security in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Securities.

(i)                                     The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.  Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S and that the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

(d)                                 If the proposed transfer is a transfer of a beneficial interest in a Global Security for a Definitive Security, upon receipt by the Trustee of

(i)                                     certification that such beneficial interest in such Global Security is being transferred to an Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, which certification shall be accompanied by a signed letter substantially in the form of Exhibit C, and, if the Issuer so request, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(f); and

(ii)                                  written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be debited for such decrease, then the Trustee shall cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be decreased by the aggregate principal amount of the Definitive Security to be exchanged and shall debit or cause to be debited from the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security to be issued, and the Issuer shall issue and upon receipt of an Authentication

Order the Trustee shall authenticate a new Definitive Security in the appropriate principal amount and in the name of the Person to whom such beneficial interest shall be transferred.

(iii)                               Notwithstanding any other provisions of this Exhibit A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(e)                                  Restrictions on Transfer of Regulation S Global Security.  Interests in the Regulation S Global Security may only be held through Euroclear or Clearstream.  Beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (2) in an offshore transaction in accordance with Regulation S or (3) to an Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.  Transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

(f)                                   Legend.  Each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE

ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ITS SUBSIDIARIES, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (20, (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OF (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Security will also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(g)                                  Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security)

with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(h)                                 Obligations with Respect to Transfers and Exchanges of Securities.

(i)                                     To permit registrations of transfers and exchanges, the Issuer shall execute and upon receipt of an Authentication Order, the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar’s or co-registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or registration of transfer pursuant to Sections 3.06, 4.11, 4.12, 4.13 and 9.05 of this Indenture).

(iii)                               The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

(iv)                              Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)                                 All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(i)                                     No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4.                            Certificated Securities.

(a)                                 Any Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1(b) shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing under this Indenture and the Depository requests the issuance of certificated Securities or (iii) the Issuer, in their sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)                                 Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge (although the Issuer may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith), and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations.  Certificated Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.  Any certificated Initial Security delivered in exchange for an interest in the Global Security shall bear the restricted securities legend set forth in Appendix I hereto.

(c)                                  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(d)                                 In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

APPENDIX I
To EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

9.625% Second Lien Senior Secured Notes due 2019

[No.]	CUSIP No. ISIN

SFX Entertainment, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of                          Dollars (       ) on February 1, 2019.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2014.

Record Dates: January 15 and July 15.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the 4th day of February, 2014.

SFX ENTERTAINMENT, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies
that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

Additional provisions of this Security are set forth on the other side of this Security.

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

 9.625% Second Lien Senior Secured Notes due 2019

[Global Securities Legend]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS.  SET FORTH IN EXHIBIT A OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Transfer Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE

ISSUER OR ITS SUBSIDIARIES, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (20, (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OF (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

1.                                      Interest.  SFX Entertainment, Inc., a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Issuer will pay interest semiannually, in arrears, on February 1 and August 1 of each year, commencing August 1, 2014, in immediately available funds.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and they shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.                                      Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer through the Paying Agent will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository to the Issuer or Paying Agent.  The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                      Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Issuer or any Guarantor may act as Paying Agent, Registrar or co-registrar.

4.                                      Indenture

The Issuer issued the Securities under an Indenture dated as of February 4, 2014 (the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and the Trustee.  The terms of the Securities include those stated in the Indenture.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.  To the extent the provisions of this Security are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Securities are senior secured obligations of the Issuer and can be issued in an initial amount of up to $220,000,000 and additional amounts under the Indenture which are unlimited (subject to Sections 2.01, 4.05 and 4.08 of the Indenture).  The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, create liens or consolidate, merge or sell all or substantially all of the Issuer’s assets, other than in certain transactions between the Issuer and one or more of its Restricted Subsidiaries.  These limitations are subject to significant exceptions.

5.                                      Optional Redemption

(a)                                 Except as set forth below, the Securities may not be redeemed at the Issuer’s option prior to February 1, 2016.

(b)                                 At any time prior to February 1, 2016 the Issuer may redeem all or any portion of the Securities, at once or over time, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)                                  On or after February 1, 2016 the Issuer may redeem all or any portion of the Securities, at once or over time, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after February 1, 2016 of the years set forth below:

Period	Redemption Price
2016	107.219%
2017	104.813%
2018	100.000%

(d)                                 At any time prior to February 1, 2016 the Issuer may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Securities (plus the aggregate principal amount of any Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)                                 at least 65% of the original aggregate principal amount of the Securities remains outstanding immediately after each such redemption; and

(2)                                 each such redemption occurs within 120 days after the closing of such Equity Offering.

(e)                              Any redemption of the Securities may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

6.                                      Mandatory Redemption

The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

7.                                      Notice of Redemption

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address.  Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.                                      Repurchase of Securities at the Option of Holders upon Change of Control

Upon a Change of Control, the Issuer will be required to make an offer, subject to certain conditions specified in the Indenture, to repurchase in cash all the Securities of each Holder at a purchase price equal to 101% of the principal amount of Securities to be repurchased plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of the Indenture.

9.                                      Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.                               Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.                               Unclaimed Money

If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.                               Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposit with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.                               Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuer, the Guarantors and the Trustee may amend the Indenture or the Securities: (i) to cure any ambiguity, defect or inconsistency; (ii) to conform the text of the Indenture, the Securities or any Collateral Documents to the corresponding provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Securities or any Collateral Document as certified in an Officers’ Certificate; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets pursuant to Article V and Section 10.03(b) of the Indenture; (v) to make any change that would provide any additional rights or benefits to Holders or that does not, in the good faith opinion of the Board of Directors, materially adversely affect the legal rights under the Indenture or any Collateral Document of any such Holder; (vi) to comply with Section 4.10 of the Indenture or add a Guarantee of the Securities; (vii) to comply with the rules of any applicable securities depositary; (viii) to evidence and provide for the acceptance of appointment by a successor Trustee; (ix) to provide for the issuance of Additional Securities in accordance with the limitations set forth in Sections 2.03, 4.05 and 4.08 of the Indenture; (x) to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise; (xi) to provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time of the Revolving Credit Facility or any other agreement that is not prohibited by the Indenture; (xii) to provide for the release or addition of Collateral or Guarantees of the Securities in accordance with the terms of the Indenture and the Collateral Documents; (xiii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (xiv) to provide security for borrowings under the Revolving Credit Facility that are incurred in accordance with the Indenture and (by entering into (i) one or more new intercreditor agreements having terms that, taken as a whole, are not materially less favorable to the Holders, as determined in good faith by the Issuer, than those of the Intercreditor Agreement or (ii) one or more supplements to the Intercreditor Agreement substantially in the form attached to the Intercreditor Agreement) to provide for the lien priority thereof; or (xv) to issue or secure, and (by entering into (i) one or more new intercreditor agreements having terms that, taken as a whole, are not materially less favorable to the Holders, as determined in good faith by the Issuer, than those of the Intercreditor Agreement or (ii) one or more supplements to the Intercreditor Agreement substantially in the form attached to the Intercreditor Agreement) provide for the lien priority of Pari Passu Lien Indebtedness, if any.

14.                               Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee shall be under no obligation to exercise any of their rights and powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

15.                               Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.                               No Recourse Against Others

A director, officer, employee or stockholder, as such, of any of the Issuer shall not have any liability for any obligations of such Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.                               Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                               Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.                               ISINs and CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused ISINs and/or CUSIP numbers to be printed on the Securities and has directed the Trustee to use ISINs and/or CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A Holder of Securities may upon written request and without charge to the Holder receive a copy of the Indenture which has in it the text of this Security.  Requests may be made to:

SFX Entertainment, Inc.
430 Park Avenue
New York, New York 10022
Attention: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below: I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your
Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐            (1) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐            (2) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

☐            (3) to an “accredited investor” (as defined in Rule 501(a)(I), (2), (3) or (7) of Regulation D under the Securities Act) pursuant to an exemption from the registration requirements of the Securities Act of 1933 other than Rule 144A, Rule 144 or Rule 904.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your

Signature:
Signature
Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $          .  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.11 (Change of Control), or 4.12 (Asset Sales) of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:

$

Date:	Your
Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature
Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

EXHIBIT B

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

U.S. Bank National Association
190 S. LaSalle Street, 10th Floor
Chicago, IL 60603

Re:                             SFX ENTERTAINMENT, INC.
9.625% Second Lien Senior Secured Notes due 2019 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $                         aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           we have received a copy of the offering memorandum, dated February 4, 2014 (the “offering memorandum”), relating to the Securities and we acknowledge that we have had access to such other information as we deem necessary in order to make our investment decision, including the opportunity to ask questions of and receive information and answers from the Issuer and from the transferee of the Securities.  We acknowledge that we have read and agree to the matters stated in the section entitled “Transfer Restrictions” of such offering memorandum.  We acknowledge that neither the Issuer nor the transferee, nor any person representing the Issuer or the transferee, has made any representations to us with respect to the Issuer or the offering or sale of any securities other than the information contained in the offering memorandum.

(2)           the offer of the Securities was not made to a person in the United States;

(3)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(4)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(5)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(6)           we have advised the transferee of the transfer restrictions applicable to the Securities.

B-1

You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

If any of the acknowledgments, representations, warranties and agreements made or deemed to have been made by our acquisition of the Securities is no longer accurate, we shall promptly notify the Issuer, the Trustee, the registrar and the transferee.  If we are acquiring any Securities as a fiduciary or agent of one or more investor accounts, we represent that we have sole investment discretion with respect to each such investor account and that we have full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-2

EXHIBIT C

Form of Certificate To Be Delivered from
Acquiring Accredited Investor

U.S. Bank National Association
190 S. LaSalle Street, 10th Floor
Chicago, IL 60603

Re:                             SFX ENTERTAINMENT, INC.
9.625% Second Lien Senior Secured Notes due 2019 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of February 4, 2014 by and among SFX Entertainment, Inc. a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of a beneficial interest in a Global Security, we confirm that:

1.             We have received a copy of the offering memorandum, dated February 4, 2014 (the “offering memorandum”), relating to the Securities and we acknowledge that we have had access to such other information as we deem necessary in order to make our investment decision, including the opportunity to ask questions of and receive information and answers from the Issuer and from the transferee of the Securities.  We acknowledge that we have read and agree to the matters stated in the section entitled “Transfer Restrictions” of such offering memorandum.  We acknowledge that neither the Issuer nor the transferee, nor any person representing the Issuer or the transferee, has made any representations to us with respect to the Issuer or the offering or sale of any securities other than the information contained in the offering memorandum.

2.             We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act.

3.             We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if requested by the Issuer, an

Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act or (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, and we further agree to provide to any Person purchasing a Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of any of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

4.             We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

5.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of our investment.

6.             We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

7.             The principal amount of Securities to which the Certificate relates is at least equal to $250,000.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

If any of the acknowledgments, representations, warranties and agreements made or deemed to have been made by our acquisition of the Securities is no longer accurate, we shall promptly notify the Issuer, the Trustee, the registrar and the transferee.  If we are acquiring any Securities as a fiduciary or agent of one or more investor accounts, we represent that we have sole investment discretion with respect to each such investor account and that we have full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

This Supplemental Indenture, dated as of [            ], 20[  ] (this “Supplemental Indenture” or “Guarantee”), among SFX Entertainment, Inc. (the “Issuer”), [name of future Guarantor] (the “Subsidiary Guarantor”), each other then existing Guarantor under the Indenture referred to below, and U.S. Bank National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of February 4, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 9.625% Second Lien Senior Secured Notes due 2019 of the Issuer (the “Securities”);

WHEREAS, Section 4.10 of the Indenture provides that the Issuer are required to cause certain Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which any such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Issuer, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1               Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1               Agreement to be Bound.  The Subsidiary Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2               Guarantee.  The Subsidiary Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1               Notices.  All notices and other communications to the Subsidiary Guarantor shall be given as provided in the Indenture to the Subsidiary Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

SECTION 3.2               Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3               Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4               Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.5               Trustee not Responsible.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.

SECTION 3.6               Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7               Headings.  The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

SFX ENTERTAINMENT, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

[GUARANTOR],
as a Guarantor

By:
Name:
Title:

[Address]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT E

[FORM OF]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

dated as of

[•], 20[•]

among

[•],
as Credit Agreement Agent and First-Priority Collateral Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Notes Collateral Agent and Second-Priority Collateral Agent,

SFX ENTERTAINMENT, INC.

and

The Subsidiaries of SFX ENTERTAINMENT, INC.  Named Herein

6.9	Asset Sales	24
6.10	Reorganization Securities	24
6.11	Proofs of Claim	25

Section 7.	Reliance; Waivers; etc.	25

7.1	Reliance	25
7.2	No Warranties or Liability	25
7.3	Obligations Unconditional	26

Section 8.	Miscellaneous	26

8.1	Conflicts	26
8.2	Continuing Nature of this Agreement; Severability	26
8.3	Amendments; Waivers	27
8.4	Information Concerning Financial Condition of the Company and the Subsidiaries	28
8.5	Subrogation	28
8.6	Application of Payments	28
8.7	Consent to Jurisdiction; Waivers	29
8.8	Notices	29
8.9	Further Assurances	29
8.10	Governing Law	30
8.11	Binding on Successors and Assigns	30
8.12	Specific Performance	30
8.13	Section Titles	30
8.14	Counterparts	30
8.15	Authorization	30
8.16	No Third Party Beneficiaries; Successors and Assigns	30
8.17	Effectiveness	30
8.18	First-Priority Representatives and Second-Priority Representatives	30
8.19	Relative Rights	31
8.20	Second-Priority Collateral Agent	31
8.21	Joinder Requirements	31
8.22	Intercreditor Agreements	32

Exhibits and Schedule

Exhibit A	Form of Joinder Agreement (Other First-Priority Obligations)
Exhibit B	Form of Joinder Agreement (Other Second-Priority Obligations)

Schedule I	Subsidiary Parties

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [•], 20[•], among [•] (“[•]”), as Credit Agreement Agent and First-Priority Collateral Agent, U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as Notes Collateral Agent and Second-Priority Collateral Agent, SFX Entertainment, Inc. (the “Company”)) and each Subsidiary of the Company listed on Schedule I hereto.

A.                                    The Company, the lenders party thereto from time to time, [•], as administrative agent, and others are party to the Credit Agreement dated as of [•], 20[•] (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                    The Credit Agreement is included in the definition of “Credit Agreement” under the Notes Indenture (as defined below), and the Obligations of the Company and certain of its Subsidiaries under the Credit Agreement and the Credit Agreement Documents executed or delivered pursuant thereto constitute First-Priority Obligations.

C.                                    The Company, certain of its Subsidiaries and U.S. Bank, as trustee and collateral agent, are party to the Indenture dated as of February 4, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Indenture”) pursuant to which the 9.625% Second Lien Senior Secured Notes due 2019 were issued on February 4, 2014.  The Obligations of the Company and certain of its Subsidiaries under the Notes Indenture and the other Notes Documents constitute Notes Obligations hereunder.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                                          Definitions.

1.1                               Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” shall mean this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts or other liabilities owed to any other Person that arise from treasury, depositary or cash management services, including any automated clearing house or other electronic transfers of funds, credit cards, purchase or debit cards, e-payable services or any similar transactions, including any services or transactions of the type referred to in the definition of “Cash Management Document” in the Credit Agreement.

“Common Collateral” means all of the assets of any Grantor, whether real, personal or mixed, constituting both First-Priority Collateral and Second-Priority Collateral.

“Company” shall have the meaning set forth in the preamble.

“Comparable Second-Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any First-Priority Collateral Document, those Second-Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Credit Agreement Agent” shall mean [•], in its capacity as administrative agent under the Credit Agreement and as administrative agent and/or collateral agent, as applicable, under the other Credit Agreement Documents, and its permitted successors in such capacity.

“Credit Agreement Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Credit Agreement Secured Obligations.

“Credit Agreement Collateral Agreement” means the First Lien Guaranty and Collateral Agreement, dated as of [•], 20[•], by and among the Company, each other pledgor party thereto and the Credit Agreement Agent, as collateral agent for the Credit Agreement Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Credit Agreement Collateral Documents” means the Credit Agreement Collateral Agreement and any other documents now existing or entered into after [•], 20[•] that create Liens on any assets or properties of any Grantor to secure any Credit Agreement Secured Obligations.

“Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Collateral Documents and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means all “Obligations” (as such term is defined in the Credit Agreement) of the Company and other obligors under the Credit Agreement or any of the other Credit Agreement Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Credit Agreement Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the Credit Agreement Documents, according to the respective terms thereof.

“Credit Agreement Secured Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) any First-Priority Cash Management Obligations and First-Priority Hedging Obligations included in the term “Secured Obligations” as defined in the Credit Agreement Collateral Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Deposit Account” shall have the meaning set forth in the Uniform Commercial Code.

“Deposit Account Collateral” shall mean that part of the Common Collateral (if any) comprised of or contained in Deposit Accounts or Securities Accounts.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of First-Priority Obligations” shall mean, except to the extent otherwise provided in Section 5.7, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First-Priority Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the First-Priority Credit Documents, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First-Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“First-Priority Cash Management Obligations” means any Cash Management Obligations secured by any Common Collateral under the First-Priority Collateral Documents.

“First-Priority Collateral” shall mean the Credit Agreement Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Other First-Priority Obligations.

“First-Priority Collateral Agent” shall mean [•], in its capacity as collateral agent for the First-Priority Secured Parties, together with its successors and permitted assigns under the First-Priority Documents exercising substantially the same rights and powers (or if there is more than one First-Priority Credit Document, such agent or trustee as is designated “First-Priority Collateral Agent” by First-Priority Secured Parties pursuant to the terms of the First-Priority Documents).

“First-Priority Collateral Documents” means (a) the Credit Agreement Collateral Documents and (b) any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any First-Priority Cash-Management Obligations, First-Priority Hedging Obligations or any Other First-Priority Obligations.

“First-Priority Credit Documents” means (a) the Credit Agreement Documents and (b) any Other First-Priority Documents.

“First-Priority Documents” means (a) the Credit Agreement Documents, (b) the Other First-Priority Documents and (c) each agreement, document or instrument providing for or evidencing a First-Priority Hedging Obligation or First-Priority Cash Management Obligation.

“First-Priority Hedging Obligations” means any Hedging Obligations secured by any Common Collateral under the First-Priority Collateral Documents.

“First-Priority Obligations” means (a) the Credit Agreement Secured Obligations, (b) the Other First-Priority Obligations, and (c) the First-Priority Hedging Obligations and First-Priority Cash Management Obligations (which shall be deemed to be part of the Series of Other First-Priority Obligations to which they relate to the extent provided in the applicable Other First-Priority Document).

“First-Priority Representatives” shall mean (a) in the case of the Credit Agreement Secured Obligations, the Credit Agreement Agent and (b) in the case of any Series of First-Priority Obligations, the Other First-Priority Representative with respect thereto.  The term “First-Priority Representatives” shall include the First-Priority Collateral Agent as the context requires.

“First-Priority Secured Parties” shall mean (a) the Credit Agreement Secured Parties and (b) the Other First-Priority Secured Parties, including the First-Priority Representatives.

“Grantors” shall mean the Company and each of the Subsidiaries of the Company that has executed and delivered a First-Priority Collateral Document or a Second-Priority Collateral Document.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements, and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, including any obligations of the type referred to in the definition of “Hedging Agreement” in the Credit Agreement.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except for any voluntary liquidation, dissolution or other winding up to the extent expressly permitted by the applicable First-Priority Documents and Second-Priority Documents) or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in, on or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Notes Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Notes Obligations.

“Notes Collateral Agent” shall mean U.S. Bank, in its capacity as collateral agent under the Notes Indenture and the Notes Collateral Documents, and its permitted successors in such capacity.

“Notes Collateral Agreement” means the Second Lien Guaranty and Collateral Agreement, dated as of February 4, 2014, by and among the Company, certain of its Subsidiaries and the Notes Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Notes Collateral Documents” means the Notes Collateral Agreement and any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Notes Obligations.

“Notes Documents” shall mean (a) the Notes Indenture and the Notes Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Notes Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Notes Indenture” shall have the meaning set forth in the recitals.

“Notes Obligations” means all “Obligations” (as such term is defined in the Notes Indenture) of the Company and other obligors under the Notes Indenture or any of the other Notes Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Notes Documents and the performance of all other Obligations of the obligors thereunder to the Notes Secured Parties under the Notes Documents, according to the respective terms thereof.

“Notes Secured Parties” shall mean the holders of any Notes Obligations, including the Trustee and the Notes Collateral Agent.

“Obligations” means any principal, interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness; provided, that Obligations with respect to the Notes Obligations shall not include fees or indemnifications in favor of third parties other than the Trustee, the Notes Collateral Agent and the Notes Secured Parties.

“Other First-Priority Collateral Agent” means, with respect to any Series of Other First-Priority Obligations, any Other First-Priority Representative that acts in the capacity of a collateral agent with respect thereto.

“Other First-Priority Documents” means each of the agreements, documents and instruments providing for, evidencing or securing any Other First-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other First-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Other First-Priority Document.

“Other First-Priority Obligations” means (a) all “Secured Obligations” as defined in the Credit Agreement Collateral Agreement (other than Credit Agreement Secured Obligations) and (b) any other indebtedness or Obligations (other than Credit Agreement Secured Obligations) of the Grantors that are to be secured with a Lien on the Collateral senior to the Liens securing the Notes Obligations and are designated by the Company as Other First-Priority Obligations hereunder; provided, however, that with respect to this clause (b), the requirements set forth in Section 8.21 shall have been satisfied.

“Other First-Priority Representative” means, with respect to any Series of Other First-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other First-Priority Secured Parties” shall mean the Persons holding Other First-Priority Obligations, including the Other First-Priority Representatives.

“Other Second-Priority Collateral Agent” with respect to any Series of Other Second-Priority Obligations, any Other Second-Priority Representative that acts in the capacity of a collateral agent with respect thereto.

“Other Second-Priority Documents” means each of the agreements, documents and instruments providing for, evidencing or securing any Other Second-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other Second-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Second-Priority Obligations.

“Other Second-Priority Obligations” means (a) all “Obligations” as defined in the Notes Indenture (other than the Notes Obligations) and (b) any other any indebtedness or Obligations (other than the Notes Obligations) of the Grantors that are to be equally and ratably secured with the Notes Obligations and are designated by the Company as Other Second-Priority Obligations hereunder; provided, however, that with respect to this clause (b), the requirements set forth in Section 8.21 shall have been satisfied.

“Other Second-Priority Representative” means, with respect to any Series of Other Second-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other Second-Priority Secured Parties” shall mean the Persons holding Other Second-Priority Obligations, including the Other Second-Priority Representatives.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” shall mean the Common Collateral in the possession of the First-Priority Collateral Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Required Lenders” shall mean, with respect to any First-Priority Credit Document, those First-Priority Secured Parties the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such First-Priority Credit Document (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of such First-Priority Credit Document).

“Second-Priority Collateral” shall mean the Notes Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Other Second-Priority Obligations.

“Second-Priority Collateral Agent” shall mean such agent or trustee as is designated “Second-Priority Collateral Agent” by Second-Priority Secured Parties holding a majority in principal amount of the Second-Priority Obligations then outstanding; it being understood that as of the date of this Agreement, the Notes Collateral Agent shall be so designated Second-Priority Collateral Agent.

“Second-Priority Collateral Documents” shall mean (a) the Notes Collateral Documents and (b) any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other Second-Priority Obligations.

“Second-Priority Credit Documents” shall mean (a) the Notes Indenture and (b) any Other Second-Priority Documents.

“Second-Priority Documents” shall mean (a) the Notes Documents and (b) the Other Second-Priority Documents.

“Second-Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Second-Priority Obligations.

“Second-Priority Obligations” means (a) the Notes Obligations, (b) the Other Second-Priority Obligations and (c) all other Obligations in respect of, or arising under, the Second-Priority Obligations Documents, including all fees and expenses of the collateral agent for any Other Second-Priority Obligations and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Issuer or any Subsidiary Guarantor, would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

“Second-Priority Representatives” shall mean (a) in the case of the Notes Obligations, the Notes Collateral Agent and (b) in the case of any Series of Other Second-Priority Obligations, the Other Second-Priority Representative with respect thereto.  The term “Second-Priority Representatives” shall include the Second-Priority Collateral Agent as the context requires.

“Second-Priority Secured Parties” shall mean (a) the Notes Secured Parties and (b) the Other Second-Priority Secured Parties, including the Second-Priority Representatives.

“Second-Priority Standstill Period” shall have the meaning set forth in Section 3.1(a).

“Secured Parties” means the First-Priority Secured Parties and the Second-Priority Secured Parties.

“Securities Account” shall have the meaning set forth in the Uniform Commercial Code.

“Series” means (a) the Credit Agreement Secured Obligations and each series of Other First-Priority Obligations, each of which shall constitute a separate Series of First-Priority Obligations, except that to the extent that the Credit Agreement Secured Obligations and/or any one or more series of such Other First-Priority Obligations (i) are secured by identical collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such Credit Agreement Secured Obligations and/or each such series of Other First-Priority Obligations shall collectively constitute a single Series and (b) the Notes Obligations and each series of Other Second-Priority Obligations, each of which shall constitute a separate Series Second-Priority Obligations, except that to the extent that the Notes Obligations and/or any one or more series of such Other Second-Priority Obligations (i) are secured by identical collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such Notes Obligations and/or each such series of Other Second-Priority Obligations shall collectively constitute a single Series.

“Subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Trustee” means U.S. Bank, as trustee for the Noteholders under the Notes Indenture, together with its successors or co-agents or co-trustees in substantially the same capacity as may from time to time be appointed.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2                               Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.                                          Lien Priorities.

2.1                               Subordination of Liens.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Second-Priority Secured Parties on the Common Collateral or of any Liens granted to the First-Priority Secured Parties on the Common Collateral (or any actual or alleged defect in any of the foregoing), and notwithstanding any provision of the UCC, or any applicable law or the Second-Priority Documents or the First-Priority Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Priority Obligations and/or the Second-Priority Obligations), each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any First-Priority Obligations now or hereafter held by or on behalf of the any First-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second-Priority Obligations, (b) any Lien on the Common Collateral securing any Second-Priority Obligations now or hereafter held by or on behalf of any Second-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First-Priority Obligations and (c) with respect to any Second-Priority Obligations (and as among the Second-Priority Secured Parties), the Liens on the Common Collateral securing any Second-Priority Obligations now or hereafter held by or on behalf of any Second-Priority Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall rank equally and ratably in all respects, subject to the terms of the Second-Priority Documents.  All Liens on the Common Collateral securing any First-Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second-Priority Obligations for all purposes, whether or not such Liens securing any First-Priority Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2                               Prohibition on Contesting Liens.  Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, and each First-Priority Representative, for itself and on behalf of each applicable First-Priority Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority, validity or enforceability of (a) a Lien securing any First-Priority Obligations held (or purported to be held) by or on behalf of any of the First-Priority Secured Parties or any agent or trustee therefor in any First-Priority Collateral or (b) a Lien securing any Second-Priority Obligations held (or purported to be held) by or on behalf of any Second-Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First-Priority Secured Party or any agent or trustee therefor to enforce this Agreement (including the priority of the Liens securing the First-Priority Obligations as provided in Section 2.1) or any of the First-Priority Documents.

2.3                               No New Liens.  Subject to Section 11.04 of the Notes Indenture and the corresponding provision of any other Second-Priority Credit Document, so long as the Discharge of First-Priority Obligations has not occurred, the parties hereto agree that, after the date hereof, if any Second-Priority Representative shall hold any Lien on any assets intended to be Common Collateral of the Company or any other Grantor securing any Second-Priority Obligations that are not also subject to the first-priority Lien in respect of the First-Priority Obligations under the First-Priority Documents, such Second-Priority Representative shall notify the First-Priority Collateral Agent promptly upon becoming aware thereof and, upon demand by the First-Priority Collateral Agent or the Company, will either (i) release such Lien or (ii) assign such Lien to the First-Priority Collateral Agent (and/or its designee) as security for the applicable First-Priority Obligations (and, in the case of an assignment, each Second-Priority Representative may retain a junior lien on such assets subject to the terms hereof).  Subject to Section 11.04 of the Notes Indenture and the corresponding provision of any Second-Priority Credit Document, each Second-Priority Representative agrees that, after the date hereof, if it shall hold any Lien on any assets of the Company or any other Grantor securing any Second-Priority Obligations that are not also subject to the Lien in favor of each other Second-Priority Representative such Second-Priority Representative shall notify any other Second-Priority Representative promptly upon becoming aware thereof.

2.4                               Perfection of Liens.  None of the First-Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second-Priority Secured Parties.  The provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the First-Priority Secured Parties and the Second-Priority Secured Parties and shall not impose on the First-Priority Secured Parties or the Second-Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 3.                                         Enforcement.

3.1                               Exercise of Remedies.

(a)                                So long as the Discharge of First-Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Second-Priority Representative or any Second-Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any applicable Second-Priority Obligations, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the First-Priority Collateral Agent or any First-Priority Secured Party in respect of the First-Priority Obligations, the exercise of any right by the First-Priority Collateral Agent or any First-Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the First-Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second-Priority Representative or any Second-Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the First-Priority Documents or otherwise in respect of First-Priority Obligations, or (z) object to the forbearance by the First-Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of First-Priority Obligations and (ii) except as otherwise provided herein, the First-Priority Collateral Agent and the First-Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second-Priority Representative or any Second-Priority Secured Party; provided, that the Second-Priority Representative or any Second-Priority Secured Party may exercise any or all such rights after the passage of a period of 180 days from the date of delivery of a notice in writing to the First-Priority Representatives of such Second-Priority Representative’s or Second-Priority Secured Party’s intention to exercise its right to take such actions which notice shall specify that an “Event of Default” as defined in the applicable Second-Priority Documents has occurred and as a result of such “Event of Default”, the principal and interest under such Second-Priority Debt Documents have become due and payable (the “Second-Priority Standstill Period”) unless a First-Priority Representative has commenced and is diligently pursuing remedies with respect to any material portion of the Common Collateral (or attempted to commence such exercise of remedies and is stayed by applicable Insolvency or Liquidation Proceedings); provided further, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second-Priority Representative may file a claim or statement of interest with respect to the applicable Second-Priority Obligations and (B) each Second-Priority Representative may take any action (not adverse to the prior Liens on the Common Collateral securing the First-Priority Obligations, or the rights of the First-Priority Collateral Agent or the First-Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral.  In exercising rights and remedies with respect to the First-Priority Collateral, the First-Priority Collateral Agent and the First-Priority Secured Parties may enforce the provisions of the First-Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)                                So long as the Discharge of First-Priority Obligations has not occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will not, in the context of its role as a Secured Party, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of the applicable Second-Priority Obligations.  Without limiting the generality of the foregoing, unless and until the Discharge of First-Priority Obligations has occurred, except as expressly provided in each proviso of Section 3.1(a), the sole right of the Second-Priority Representatives and the Second-Priority Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Second-Priority Obligations pursuant to the Second-Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Priority Obligations has occurred.

(c)                                 Subject to each proviso of Section 3.1(a), (i) each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, agrees that no Second-Priority Representative or Second-Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the First-Priority Collateral Agent or the First-Priority Secured Parties with respect to the Common Collateral under the First-Priority Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby waives any and all rights it or any Second-Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First-Priority Collateral Agent or the First-Priority Secured Parties seek to enforce or collect the First-Priority Obligations or the Liens granted in any of the First-Priority Collateral, regardless of whether any action or failure to act by or on behalf of the First-Priority Collateral Agent or First-Priority Secured Parties is adverse to the interests of the Second-Priority Secured Parties.

(d)                                Each Second-Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second-Priority Document shall be deemed to restrict in any way the rights and remedies of the First-Priority Collateral Agent or the First-Priority Secured Parties with respect to the First-Priority Collateral as set forth in this Agreement and the First-Priority Documents.

(e)                                 Subject to each proviso of Section 3.1(a), until the Discharge of the First-Priority Obligations, the First-Priority Collateral Agent shall have the exclusive right to exercise any right or remedy with respect to the Common Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

3.2                               Cooperation.  Subject to each proviso of Section 3.1(a), each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that, unless and until the Discharge of First-Priority Obligations has occurred, it will not commence, or join with any Person (other than the First-Priority Secured Parties and the First-Priority Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Second-Priority Documents or otherwise in respect of the applicable Second-Priority Obligations.

3.3                               Second-Priority Collateral Agent and Second-Priority Secured Parties Waiver.  The Second-Priority Collateral Agent and the Second-Priority Secured Parties hereby waive any claim they may now or hereafter have against the First-Priority Collateral Agent or any First-Priority Secured Parties arising out of (i) any actions which the First-Priority Collateral Agent (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First-Priority Collateral Documents or any other agreement related thereto, or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by the First-Priority Collateral Agent (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or (iii) subject to Section 6, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its Subsidiaries, as debtor-in-possession.

3.4                               Actions upon Breach.  Should any Second-Priority Representative or any Second-Priority Secured Party, contrary to this Agreement, in any way, take, attempt to take or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the First-Priority Collateral Agent or any First Priority Representative or any other First-Priority Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Second-Priority Representative or such Second-Priority Secured Party by injunction, specific performance or other appropriate equitable relief.  Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby (i) agrees that the First-Priority Secured Parties’ damages from the actions of the Second-Priority Representatives or any Second-Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First-Priority Collateral Agent, any First-Priority Representative or any other First-Priority Secured Party.

Section 4.                                         Payments.

4.1                               Application of Proceeds.  After an Event of Default under (and as defined in) any First-Priority Documents has occurred with respect to which the First-Priority Collateral Agent has provided written notice to each Second-Priority Representative, and until such event of default is cured or waived, so long as the Discharge of First-Priority Obligations has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the First-Priority Collateral Agent to the First-Priority Obligations in such order as specified in the relevant First-Priority Documents until the Discharge of First-Priority Obligations has occurred.  Upon the Discharge of First-Priority Obligations, the First-Priority Collateral Agent shall deliver promptly to the Second-Priority Collateral Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second-Priority Collateral Agent ratably to the Second-Priority Obligations and, with respect to each class of Second-Priority Obligations, in such order as specified in the relevant Second-Priority Documents.

4.2                               Payments Over.  Any Common Collateral or proceeds thereof received by any Second-Priority Representative or any Second-Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral (or any distribution in respect of the Common Collateral, whether or not expressly characterized as such) prior to the Discharge of the First-Priority Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First-Priority Collateral Agent (and/or its designees) for the benefit of the applicable First-Priority Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First-Priority Collateral Agent is hereby authorized to make any such endorsements as agent for any Second-Priority Representative or any such Second-Priority Secured Party.  This authorization is coupled with an interest and is irrevocable.

Section 5.                                          Other Agreements.

5.1                               Releases.

(a)                                If, at any time any Grantor, the First-Priority Collateral Agent or the holder of any First-Priority Obligation delivers notice to each Second-Priority Representative that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of (x) by the owner of such Common Collateral in a transaction (1) not prohibited by any First-Priority Credit Document or to which the First-Priority Collateral Agent has consented in accordance with the First-Priority Documents and (2) not prohibited by any Second-Priority Credit Document or (y) during the existence of any Event of Default under (and as defined in) the Credit Agreement or any other First-Priority Credit Document to the extent the First-Priority Collateral Agent has consented to such sale, transfer or disposition, then (whether or not any Insolvency or

Liquidation Proceeding is pending at the time) the Liens in favor of the Second-Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing First-Priority Obligations are released and discharged.  Upon (i) delivery to each Second-Priority Representative of a notice from the First-Priority Collateral Agent stating that any release of Liens securing or supporting the First-Priority Obligations has become effective (or shall become effective upon each First-Priority Representative’s release), and (ii) in the case of the Notes Collateral Agent, delivery of such certificates and other documents required to be delivered under the Notes Documents, whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise, each Second-Priority Representative will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms.  In the case of the sale of all or substantially all of the equity interests of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second-Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of First-Priority Obligations is released and discharged.

(b)                                Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby irrevocably constitutes and appoints the First-Priority Collateral Agent and any officer or agent of the First-Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second-Priority Representative or such holder or in the First-Priority Collateral Agent’s own name, from time to time in the First-Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c)                                 Unless and until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby consents to the application, whether prior to or after a default, of Deposit Account Collateral or proceeds of Common Collateral to the repayment of First-Priority Obligations pursuant to the First-Priority Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second-Priority Representatives or the Second-Priority Secured Parties to receive proceeds in connection with the Second-Priority Obligations not otherwise in contravention of this Agreement.

5.2                               Insurance.  Unless and until the Discharge of First-Priority Obligations has occurred, the First-Priority Collateral Agent and the First-Priority Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Priority Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.  Unless and until the Discharge of First-Priority Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid, subject to the rights of the Grantors under the First-Priority Documents, (a) first, prior to the occurrence of the Discharge of First-Priority Obligations, to the First-Priority Collateral Agent for the benefit of First-Priority Secured Parties pursuant to the terms of the

First-Priority Documents, (b) second, after the occurrence of the Discharge of First-Priority Obligations, to the Second-Priority Collateral Agent for the benefit of the Second-Priority Secured Parties pursuant to the terms of the applicable Second-Priority Documents and (c) third, if no Second-Priority Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If any Second-Priority Representative or any Second-Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First-Priority Collateral Agent in accordance with the terms of Section 4.2.

5.3                               Amendments to Second-Priority Collateral Documents.

(a)                                So long as the Discharge of the First-Priority Obligations has not occurred, without the prior written consent of the First-Priority Collateral Agent and the Required Lenders, no Second-Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement or any other First-Priority Document.  Unless otherwise agreed to by the First-Priority Collateral Agent, each Grantor agrees that each applicable Second-Priority Collateral Document shall include language substantially the same as the following paragraph (or language to similar effect approved by the First-Priority Collateral Agent, such approval not to be unreasonably withheld):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [insert the relevant Second-Priority Representative] for the benefit of the [Secured Parties] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) [•], as collateral agent (and its permitted successors) pursuant to the First Lien Guaranty and Collateral Agreement dated as of [•], 20[•] (as amended, restated, supplemented or otherwise modified from time to time), by and among SFX Entertainment, Inc., certain of its affiliates and [•], as collateral agent or (b) any agent or trustee for any Other First-Priority Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement referred to below) and (ii) the exercise of any right or remedy by the [insert the relevant Second-Priority Representative] hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Common Collateral is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement dated as of [•], 20[•] (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), by and among [•], in its capacity as the Credit Agreement Agent and First-Priority Collateral Agent, U.S. Bank National Association, in its capacity as the Notes Collateral Agent and Second-Priority Collateral Agent, and SFX Entertainment, Inc.  In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.”

(b)                                In the event that the First-Priority Collateral Agent or the First-Priority Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First-Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Priority Collateral Document or changing in any manner the rights of the First-Priority Collateral Agent, the First-Priority Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in First-Priority Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second-Priority Collateral Document without the consent of any Second-Priority Representative or any Second-Priority Secured Party and without any action by any Second-Priority Representative, Second-Priority Secured Party, the Company or any other Grantor; provided, however, that (A) such amendment, waiver or consent does not (i) amend, modify or otherwise affect the rights or duties of any Second-Priority Representative without its prior written consent or (ii) otherwise materially adversely affect the rights of the Second-Priority Secured Parties or the interests of the Second-Priority Secured Parties in the Second-Priority Collateral and not the First-Priority Collateral Agent or the First-Priority Secured Parties, as the case may be, that have a security interest in the affected collateral in a like or similar manner, and (B) written notice of such amendment, waiver or consent shall have been given to each Second-Priority Representative by the First-Priority Collateral Agent within 10 Business Days after the effectiveness of such amendment, waiver or consent.

5.4                               Rights As Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Second-Priority Representatives and the Second-Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary of the Company that has guaranteed the Second-Priority Obligations in accordance with the terms of the applicable Second-Priority Documents and applicable law, so long as such rights and remedies do not violate (or are otherwise not prohibited by) an express provision of this Agreement.  Nothing in this Agreement shall prohibit the receipt by any Second-Priority Representative or any Second-Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Second-Priority Representative or any Second-Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of Second-Priority Obligations held by any of them.  In the event any Second-Priority Representative or any Second-Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second-Priority Obligations, such judgment lien shall be subordinated to the Liens securing First-Priority Obligations on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to such Liens securing First-Priority Obligations under this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Priority Collateral Agent or the First-Priority Secured Parties may have with respect to the First-Priority Collateral.

5.5                               First-Priority Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a)                                The First-Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(b)                                The First-Priority Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by the First-Priority Collateral Agent as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c)                                 In the event that the First-Priority Collateral Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Notes Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the First-Priority Collateral Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(d)                                Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of First-Priority Obligations has occurred, the First-Priority Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Priority Documents as if the Liens under the Second-Priority Collateral Documents did not exist.  The rights of the Second-Priority Representatives and the Second-Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(e)                                 The First-Priority Collateral Agent shall have no obligation whatsoever to any Second-Priority Representative or any Second-Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5.  The duties or responsibilities of the First-Priority Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative for purposes of perfecting the Lien held by the Second-Priority Secured Parties.

(f)                                  The First-Priority Collateral Agent shall not have by reason of the Second-Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second-Priority Representative or any Second-Priority Secured Party and the Second-Priority Representatives and the Second-Priority Secured Parties hereby waive and release the First-Priority Collateral Agent from all claims and liabilities arising pursuant to the First-Priority Collateral Agent’s role under this Section 5.5, as gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(g)                                 Upon the Discharge of First-Priority Obligations, the First-Priority Collateral Agent shall deliver to the Second-Priority Collateral Agent, at the Company’s reasonable expense, to the extent that it is legally permitted to do so, the Pledged Collateral (if any) and the Deposit Account Collateral (if any) that is part of the Common Collateral together with any necessary endorsements (or otherwise allow the Second-Priority Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct.  The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First-Priority Collateral Agent for any loss or damage suffered by the First-Priority Collateral Agent as a result of such transfer except for any loss or damage suffered by the First-Priority Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.  The First-Priority Collateral Agent has no obligation to follow instructions from any Second-Priority Representative in contravention of this Agreement.

(h)           Neither the First-Priority Collateral Agent nor the First-Priority Secured Parties shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First-Priority Collateral Agent or the First-Priority Secured Parties under the First-Priority Credit Documents or the First-Priority Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

(i)            The agreement of the First-Priority Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 5.5 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

5.6          Second-Priority Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a)           Upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of the other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(b)           Upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold the Deposit Account Collateral that is part of the Common Collateral and controlled by the Second-Priority Collateral Agent as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(c)           In the event that the Second-Priority Collateral Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Notes Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(d)           The Second-Priority Collateral Agent, in its capacity as gratuitous bailee and/or gratuitous agent, shall have no obligation whatsoever to the other Second-Priority Representatives to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6.  The duties or responsibilities of the Second-Priority Collateral Agent under this Section 5.6 upon the Discharge of First-Priority Obligations shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives for purposes of perfecting the Lien held by the applicable Second-Priority Secured Parties.

(e)           The Second-Priority Collateral Agent shall not have by reason of the Second-Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second-Priority Representatives (or the Second-Priority Secured Parties for which such other Second-Priority Representatives are agent) and the other Second-Priority Representatives hereby waive and release the Second-Priority Collateral Agent from all claims and liabilities arising pursuant to the Second-Priority Collateral Agent’s role under this Section 5.6, as gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(f)           In the event that the Second-Priority Collateral Agent shall cease to be so designated the Second-Priority Collateral Agent pursuant to the definition of such term, the then Second-Priority Collateral Agent shall deliver to the successor Second-Priority Collateral Agent, to the extent that it is legally permitted to do so, the Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the successor Second-Priority Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second-Priority Collateral Agent shall perform all duties of the Second-Priority Collateral Agent as set forth herein.  The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Second-Priority Collateral Agent for any loss or damage suffered by the Second-Priority Collateral Agent as a result of such transfer except for any loss or damage suffered by the Second-Priority Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.  The Second-Priority Collateral Agent has no obligation to follow instructions from the successor Second-Priority Collateral Agent in contravention of this Agreement

(g)           The agreement of the Second-Priority Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 5.6 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

5.7          When Discharge of First-Priority Obligations Deemed to Not Have Occurred.  If, at any time after the Discharge of First-Priority Obligations has occurred, any of the Grantors incurs and designates any Other First-Priority Obligations, then such Discharge of First-Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First-Priority Obligations), and the applicable agreement governing such Other First-Priority Obligations shall automatically be treated as a First-Priority Credit Document (and, upon designation by the Company thereof, the “Credit Agreement” hereunder) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the First-Priority Collateral Agent of amendments, waivers and consents hereunder.  Upon receipt of notice of such designation (including the identity of the new First-Priority Collateral Agent), each Second-Priority Representative shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new First-Priority Collateral Agent shall reasonably request in writing in order to provide the new First-Priority Representative the rights of the First-Priority Collateral Agent contemplated hereby and (ii) to the extent then held by any Second-Priority Representative, deliver to the First-Priority Collateral Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First-Priority Collateral Agent to obtain possession or control of such Pledged Collateral).

5.8          No Release Upon Discharge of First-Priority Obligations.  Notwithstanding any other provisions contained in this Agreement, if a Discharge of First-Priority Obligations occurs, the second-priority Liens on the Second-Priority Collateral securing the Second-Priority Obligations will not be released, except to the extent such Second-Priority Collateral or any portion thereof was disposed of in order to repay the First-Priority Obligations secured by such Second-Priority Collateral (including as contemplated under Section 6.9 below) or otherwise as permitted under the First-Priority Documents and the Second-Priority Documents, as applicable.

Section 6.                                          Insolvency or Liquidation Proceedings.

6.1          Financing Issues.  If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Priority Collateral Agent shall desire to permit (or not object to) the use of cash collateral or to permit (or not object to) the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will raise no (a) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by each proviso of Section 3.1(a) and Section 6.3) and, to the extent the Liens securing the First-Priority Obligations under the First-Priority Documents are subordinated to, or pari passu with, such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to Liens securing First-Priority Obligations under this Agreement, (b) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First-Priority Obligations made by the First-Priority Collateral Agent or any holder of First-Priority Obligations, (c) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any lawful exercise by any holder of First-Priority Obligations of the right to credit bid First-Priority Obligations at any sale in foreclosure of First-Priority Collateral, (d) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any other request for judicial relief made in any court by any holder of First-Priority Obligations relating to the lawful enforcement of any Lien on First-Priority Collateral or (e) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any order relating to a sale of assets of any Grantor for which the First-Priority Collateral Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First-Priority Obligations and the Second-Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens securing the First-Priority Collateral rank to the Liens securing the Second-Priority Collateral in accordance with this Agreement.

6.2          Relief from the Automatic Stay.  Until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in respect of the Common Collateral, without the prior written consent of the First-Priority Collateral Agent and the Required Lenders.

6.3          Adequate Protection.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall object or contest (or support any other Person objecting to or contesting) (a) any request by the First-Priority Collateral Agent or the First-Priority Secured Parties for adequate protection, (b) any objection by the First-Priority Collateral Agent or the First-Priority Secured Parties to any motion, relief, action or proceeding based on the First-Priority Collateral Agent’s or the First-Priority Secured Parties’ claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the First-Priority Collateral Agent, any First-Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of Title 11 of the United States Code or any similar provisions of any other Bankruptcy Law.  Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the First-Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second-Priority Representative, on behalf of itself and any applicable Second-Priority Secured Party, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First-Priority Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to the Liens securing First-Priority Obligations under this Agreement and (ii) in the event any Second-Priority Representative, on behalf of itself or any applicable Second-Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Priority Representative, on behalf of itself or each such Second-Priority Secured Party, agrees that the First-Priority Representatives shall also be granted a senior Lien on such additional collateral as security for the applicable First-Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second-Priority Obligations shall be subordinated to the Liens on such collateral securing the First-Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First-Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Second-

Priority Obligations are so subordinated to such Liens securing First-Priority Obligations under this Agreement.

6.4          Preference Issues.  If any First-Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the First-Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First-Priority Secured Parties shall remain entitled to the benefits of this Agreement until a Discharge of First-Priority Obligations with respect to all such recovered amounts and shall have all rights hereunder until such time.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5          Application.  This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding.  All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession.  The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6          506(c) Claims.  Until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First-Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral.

6.7          Separate Grants of Security and Separate Classifications.  Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, acknowledges and agrees that (a) the grants of Liens pursuant to the First-Priority Collateral Documents and the Second-Priority Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second-Priority Obligations are fundamentally different from the First-Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First-Priority Secured Parties and the Second-Priority Secured Parties in respect of the Common Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second-Priority Representative, for itself and on behalf of each applicable

Second-Priority Secured Party, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second-Priority Secured Parties), the First-Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable) before any distribution is made in respect of the Second-Priority Obligations, with each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby acknowledging and agreeing to turn over to the First-Priority Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second-Priority Secured Parties.

6.8          Section 1111(b)(2) Waiver.  Each Second-Priority Representative, for itself and on behalf of the other Second-Priority Secured Parties, waives any claim it may hereafter have against any First-Priority Secured Party arising out of the election by any First-Priority of the application to the claims of any First-Priority of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any sale, use or lease, cash collateral or DIP Financing arrangement or out of any grant of a security interest in connection with the Common Collateral in any Insolvency or Liquidation Proceeding.

6.9          Asset Sales.  Each Second-Priority Representative agrees, for and on behalf of itself and the applicable Second-Priority Secured Parties represented thereby, that it will not oppose any sale consented to by the First-Priority Collateral Agent or any First-Priority Representative of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding), so long as the Second Priority Representative, for the benefit of the Second Priority Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds of such sale are not applied in accordance with this Agreement).

6.10        Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization or similar dispositive restructuring plan, on account of both the First-Priority Obligations and the Second-Priority Obligations, then, to the extent the debt obligations distributed on account of the First-Priority Obligations and on account of the Second-Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.  Any such reorganization debt obligations distributed on account of the Second-Priority Obligations must provide (i) for the payment of interest thereon in kind until such time as the reorganization debt obligations distributed on account of the First-Priority Obligations are paid in full and Discharged in accordance with the terms thereof and (ii) for a maturity date and weighted average life to maturity that is later than the maturity date, or longer than the weighted average life to maturity, as the case may be, of the reorganization debt obligations distributed on account of the First-Priority Obligations.

6.11        Proofs of Claim.  Subject to the limitations set forth in this Agreement, the First-Priority Collateral Agent may file proofs of claim and other pleadings and motions with respect to any First-Priority Obligations, any Second-Priority Obligations or the Common Collateral in any Insolvency or Luiquidation Proceeding.  If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten days prior to the expiration of the time for filing thereof, the First-Priority Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Second-Priority Secured Parties with respect to any of the Second-Priority Obligations for any of the Common Collateral.  In furtherance of the foregoing, the Second-Priority Collateral Agent hereby appoints the First-Priority Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Second-Priority Collateral Agent and full power of substitution and in the name of the Second-Priority Secured Parties or otherwise, to execute and deliver any document or instrument that the First-Priority Collateral Agent is required or permitted to deliver pursuant to this Section, such appointment being coupled with an interest and irrevocable.

Section 7.                                          Reliance; Waivers; etc.

7.1          Reliance.  The consent by the First-Priority Secured Parties to the execution and delivery of the Second-Priority Documents to which the First-Priority Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First-Priority Secured Parties to the Company or any Subsidiary of the Company shall be deemed to have been given and made in reliance upon this Agreement.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party (other than the Trustee and the Notes Collateral Agent), acknowledges that it and the applicable Second-Priority Secured Parties (other than the Trustee and the Notes Collateral Agent) have, independently and without reliance on the First-Priority Collateral Agent or any First-Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second-Priority Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second-Priority Documents or this Agreement.

7.2          No Warranties or Liability.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, acknowledges and agrees that neither the First-Priority Collateral Agent nor any First-Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.  The First-Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First-Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First-Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that any Second-Priority Representative or any of the Second-Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement.  Neither the First-Priority Collateral Agent nor any First-Priority Secured Party shall have any duty to any Second-Priority Representative or any Second-Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second-Priority Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as expressly set forth in this Intercreditor Agreement, the First-Priority Collateral Agent, the First-Priority Secured Parties, the Second-Priority Representatives and the Second-Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second-Priority Obligations, the First-Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s or any other Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

7.3          Obligations Unconditional.  All rights, interests, agreements and obligations of the First-Priority Collateral Agent and the First-Priority Secured Parties, and the Second-Priority Representatives and the Second-Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First-Priority Documents or any Second-Priority Documents;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Priority Obligations or Second-Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other First-Priority Document or of the terms of the Notes Indenture or any other Second-Priority Document;

(c)           any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Priority Obligations or Second-Priority Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First-Priority Obligations, or of any Second-Priority Representative or any Second-Priority Secured Party in respect of this Agreement.

Section 8.                                          Miscellaneous.

8.1          Conflicts.  Subject to Section 8.19, in the event of any conflict between the terms of this Agreement and the terms of any First-Priority Document or any Second-Priority Document, the terms of this Agreement shall govern.

8.2          Continuing Nature of this Agreement; Severability.  Subject to Section 5.7 and Section 6.4, this Agreement shall continue to be effective until the Discharge of First-Priority

Obligations shall have occurred or such later time as all the Obligations in respect of the Second-Priority Obligations shall have been paid in full.  This is a continuing agreement of lien subordination and the First-Priority Secured Parties may continue, at any time and without notice to each Second-Priority Representative or any Second-Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First-Priority Obligations in reliance hereon.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3          Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each Second-Priority Representative (or its authorized agent), each First-Priority Representative (or its authorized agent) and the Company and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any First-Priority Representative, any Second-Priority Representative, any First-Priority Secured Party or any Second-Priority Secured Party to (i) add other parties holding Other First-Priority Obligations (or any agent or trustee therefor) and Other Second-Priority Obligations (or any agent or trustee therefor) in each case to the extent such Obligations are not prohibited by any First-Priority Credit Document or any Second-Priority Credit Document, (ii) in the case of Other Second-Priority Obligations, (a) establish that the Lien on the Common Collateral securing such Other Second-Priority Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First-Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second-Priority Obligations (subject to the terms of the Second-Priority Documents), and (b) provide to the holders of such Other Second-Priority Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First-Priority Collateral Agent) as are provided to the holders of Second-Priority Obligations under this Agreement (subject to the terms of the Second-Priority Documents), and (iii) in the case of Other First-Priority Obligations, (a) establish that the Lien on the Common Collateral securing such Other First-Priority Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Second-Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any First-Priority Obligations (subject to the terms of the First-Priority Documents), and (b) provide to the holders of such Other First-Priority Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of First-Priority Obligations under this Agreement (subject to the terms of the First-Priority Documents), in each case so long as such modifications are not prohibited by any First-Priority Credit Document or any Second-Priority Credit Document. Any such additional party and each Representative shall be entitled to rely on the determination of an officer of the Company that such modifications are not prohibited by any First-Priority Credit Document or any Second-Priority Credit Document if such determination is set forth in an officer’s certificate delivered to such party, the First-Priority Collateral Agent and each Second-Priority Representative.  At the request (and sole expense) of the Company, without the consent of any First-Priority Secured Party or Second-Priority Secured Party, each of the First-Priority Collateral Agent, the Second-Priority Collateral Agent and each other First-Priority Representative and Second-Priority Representative shall execute and deliver an acknowledgment and confirmation of such permitted modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such permitted modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications).

8.4          Information Concerning Financial Condition of the Company and the Subsidiaries.  The First-Priority Collateral Agent, the First-Priority Secured Parties, each Second-Priority Representative and the Second-Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries of the Company and all endorsers and/or guarantors of the Second-Priority Obligations or the First-Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Second-Priority Obligations or the First-Priority Obligations.  The First-Priority Collateral Agent, the First-Priority Secured Parties, each Second-Priority Representative and the Second-Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that the First-Priority Collateral Agent, any First-Priority Secured Party, any Second-Priority Representative or any Second-Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First-Priority Collateral Agent, the First-Priority Secured Parties, the Second-Priority Representatives and the Second-Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5          Subrogation.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Priority Obligations has occurred.

8.6          Application of Payments.  Except as otherwise provided herein, all payments received by the First-Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First-Priority Obligations as the First-Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First-Priority Documents.  Except as otherwise provided herein, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, assents to any such extension or postponement of the time of payment of the First-Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First-Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7          Consent to Jurisdiction; Waivers.  The parties hereto irrevocably and unconditionally agree that they will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the First-Priority Secured Parties or the Credit Agreement Agent, or any affiliate of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.  The parties hereto consent to the jurisdiction of any state or federal court located in New York County, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party.  Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid.  The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

8.8          Notices.  All notices to the First-Priority Secured Parties and the Second-Priority Secured Parties permitted or required under this Agreement may be sent to the First-Priority Collateral Agent, the Notes Collateral Agent, or any other First-Priority Representative or Second-Priority Representative as provided in the Credit Agreement, the Notes Indenture, the relevant First-Priority Document or the relevant Second-Priority Document, as applicable.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.  Each First-Priority Representative hereby agrees to promptly notify each Second-Priority Representative upon payment in full in cash of all indebtedness under the applicable First-Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9          Further Assurances.  Each of the Second-Priority Representatives, on behalf of itself and each applicable Second-Priority Secured Party, and each of the First-Priority Representatives, on behalf of itself and each applicable First-Priority Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the First-Priority Collateral Agent and the First-Priority Secured Parties such additional documents and instruments (in recordable form, if requested) as the First-Priority Collateral Agent or the First-Priority Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10        Governing Law.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

8.11        Binding on Successors and Assigns.  This Agreement shall be binding upon the First-Priority Collateral Agent, the other First-Priority Representatives, the First-Priority Secured Parties, the Second-Priority Representatives, the Second-Priority Secured Parties, the Company, the Company’s Subsidiaries party hereto and their respective permitted successors and assigns.

8.12        Specific Performance.  The First-Priority Collateral Agent may demand specific performance of this Agreement.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First-Priority Collateral Agent.

8.13        Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14        Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile or in portable document format (pdf), each of which shall be an original and all of which shall together constitute one and the same document.

8.15        Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  Each First-Priority Representative represents and warrants that this Agreement is binding upon the applicable First-Priority Secured Parties for which such First-Priority Representative is acting.  Each Second-Priority Representative represents and warrants that this Agreement is binding upon the applicable Second-Priority Secured Parties for which such Second-Priority Representative is acting.

8.16        No Third Party Beneficiaries; Successors and Assigns.  This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First-Priority Obligations and Second-Priority Obligations.  No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17        Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.  This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding.  All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18        First-Priority Representatives and Second-Priority Representatives.  It is understood and agreed that (a) [•] is entering into this Agreement in its capacity as collateral agent under the

Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to [•] as collateral agent thereunder shall also apply to [•] as First-Priority Collateral Agent hereunder and (b) U.S. Bank is entering into this Agreement in its capacity as Notes Collateral Agent under the Notes Collateral Agreement, and the provisions of Article VII of the Notes Indenture applicable to the Notes Collateral Agent thereunder shall also apply to it as Second-Priority Collateral Agent and Notes Collateral Agent hereunder.

8.19        Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.1 and 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, the Notes Indenture or any other First-Priority Document or Second-Priority Document entered into in connection with the Credit Agreement, the Notes Indenture or any other First-Priority Document or Second-Priority Document or permit the Company or any Subsidiary of the Company to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement, the Notes Indenture or any other First-Priority Document or Second-Priority Document entered into in connection with the Credit Agreement, the Notes Indenture or any other First-Priority Document or Second-Priority Credit Document, (b) change the relative priorities of the First-Priority Obligations or the Liens granted under the First-Priority Documents on the Common Collateral (or any other assets) as among the First-Priority Secured Parties or (c) otherwise change the relative rights of the First-Priority Secured Parties in respect of the Common Collateral as among such First-Priority Secured Parties or (d) obligate the Company or any Subsidiary of the Company to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement, the Notes Indenture or any other First-Priority Document or Second-Priority Document entered into in connection with the Credit Agreement, the Notes Indenture or any other First-Priority Document or Second-Priority Document.

8.20        Second-Priority Collateral Agent.  The Second-Priority Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Notes Indenture; and in so doing, the Second-Priority Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose.  The Second-Priority Collateral Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Second-Priority Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Notes Indenture and, as applicable, the Notes Collateral Agreement.

8.21        Joinder Requirements.  The Company may designate additional obligations as Other First-Priority Obligations or Other Second-Priority Obligations pursuant to this Section 8.21 if (x) the incurrence of such obligations is not prohibited by any First-Priority Document or Second-Priority Document then in effect and (y) the Company shall have delivered an officer’s certificate to each First-Priority Representative and each Second-Priority Representative certifying the same.  If not so prohibited, the Company shall (i) notify each Representative in writing of such designation and (ii) cause the applicable new First-Priority Representative or Second-Priority Representative to execute and deliver to each other First-Priority Representative and Second-Priority Representative, a Joinder Agreement substantially in the form of Exhibit A or Exhibit B, as applicable, hereto, which each such First Priority-Representative and Second-Priority Representative shall promptly execute and deliver to the Company.

8.22        Intercreditor Agreements.

(a)           Each party hereto agrees that the First-Priority Secured Parties (as among themselves) and the Second-Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First-Priority Representatives or Second-Priority Representatives, as the case may be, governing the rights, benefits and privileges as among the First-Priority Secured Parties or as among the Second-Priority Secured Parties, as the case may be, in respect of any or all of the Common Collateral, this Agreement and the other First-Priority Collateral Documents or the other Second-Priority Collateral Documents, as the case may be, including as to application of proceeds of any Common Collateral, voting rights, control of any Common Collateral and waivers with respect to any Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other First-Priority Collateral Documents or Second-Priority Collateral Documents, as the case may be.  In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First-Priority Collateral Document or Second-Priority Collateral Document, and the provisions of this Agreement and the other First-Priority Collateral Documents and Second-Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

(b)           In addition, in the event that the Company or any Subsidiary thereof incurs any Obligations secured by a Lien on any Common Collateral that is junior to Liens thereon securing any First-Priority Obligations or Second-Priority Obligations, as the case may be, and such Obligations are not designated by the Company as Second-Priority Obligations, then the First-Priority Collateral Agent and/or Second-Priority Collateral Agent shall upon the request of the Company enter into an intercreditor agreement with the agent or trustee for the creditors with respect to such secured Obligations to reflect the relative Lien priorities of such parties with respect to the relevant portion of the Common Collateral and governing the relative rights, benefits and privileges as among such parties in respect of such Common Collateral, including as to application of the proceeds of such Common Collateral, voting rights, control of such Common Collateral and waivers with respect to such Common Collateral, in each case, so long as such secured Obligations are not prohibited by, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement or any of the First-Priority Documents or Second-Priority Documents, as the case may be.  If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any First-Priority Documents, and the provisions of this Agreement, the First-Priority Documents and the Second-Priority Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the respective terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[ ],
as Credit Agreement Agent and
First-Priority Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Notes Collateral Agent and
Second-Priority Collateral Agent

By
Name:
Title:

SFX ENTERTAINMENT, INC.

By:
Name:
Title:

[•]

By:
Name:
Title:

EXHIBIT A
Joinder Agreement

JOINDER AGREEMENT
(Other First-Priority Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [•], 20[•], among [•] (the “New Representative”), as an Other First-Priority Representative, [[•] (the “New Collateral Agent”)](1), as an Other First-Priority Collateral Agent, [•], as collateral agent for the Credit Agreement Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and as Credit Agreement Agent and First-Priority Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Notes Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and as Notes Collateral Agent and Second-Priority Collateral Agent and SFX ENTERTAINMENT, INC. (on behalf of itself and its Subsidiaries).

This Agreement is supplemental to that certain First Lien/Second Lien Intercreditor Agreement, dated as of [•], 20[•] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), by and among the parties (other than the New Representative and the New Collateral Agent) referred to above.  This Agreement has been entered into to record the accession of the New Representative[s] as Other First-Priority Representative[s] under the First Lien/Second Lien Intercreditor Agreement [and to record the accession of the New Collateral Agent as an Other First-Priority Collateral Agent under the First Lien/Second Lien Intercreditor Agreement].

ARTICLE I

Definitions

SECTION 1.01     Capitalized terms used but not defined herein shall have the meanings assigned thereto in the First Lien/Second Lien Intercreditor Agreement.

ARTICLE II

Accession

SECTION 2.01  [The][/Each] New Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the First Lien/Second Lien Intercreditor Agreement as an Other First-Priority Representative as if it had originally been party to the First Lien/Second Lien Intercreditor Agreement as an Other First-Priority Representative.

SECTION 2.02  [The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First-

(1)           To be included if applicable.

Priority Collateral Agent as if it had originally been party to the Intercreditor Agreement as an Other First-Priority Collateral Agent.]

SECTION 2.03  The New Representative[s] and the New Collateral Agent confirm[s] that their address details for notices pursuant to the First Lien/Second Lien Intercreditor Agreement [is][/are] as follows: [•].

SECTION 2.04  Each party to this Agreement (other than the New Representative[s] and the New Collateral Agent) confirms the acceptance of the New Representative[s] and New Collateral Agent as an Other First-Priority Representative and Other First-Priority Collateral Agent, respectively, for purposes of the First Lien/Second Lien Intercreditor Agreement.

SECTION 2.05  [•] [is][/are] acting in the capacities of Other First-Priority Representative[s] and [•] is acting in its capacity as Other First-Priority Collateral Agent solely for the Secured Parties under [•].

ARTICLE III

Miscellaneous

SECTION 3.01  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  The provisions of Section 8.7 of the First Lien/Second Lien Intercreditor Agreement are incorporated herein mutatis mutandis.

SECTION 3.02  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS]

EXHIBIT B
Joinder Agreement

JOINDER AGREEMENT
(Other Second-Priority Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [•], 20[•], among [•] (the “New Representative”), as an Other Second-Priority Representative, [[•] (the “New Collateral Agent”)](2), as an Other Second-Priority Collateral Agent, [•], as collateral agent for the Credit Agreement Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and as Credit Agreement Agent and First-Priority Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Notes Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and as Notes Collateral Agent and Second-Priority Collateral Agent and SFX ENTERTAINMENT, INC. (on behalf of itself and its Subsidiaries).

This Agreement is supplemental to that certain First Lien/Second Lien Intercreditor Agreement, dated as of [•], 20[•] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), by and among the parties (other than the New Representative and the New Collateral Agent) referred to above.  This Agreement has been entered into to record the accession of the New Representative[s] as Other Second-Priority Representative[s] under the First Lien/Second Lien Intercreditor Agreement [and to record the accession of the New Collateral Agent as an Other Second-Priority Collateral Agent under the First Lien/Second Lien Intercreditor Agreement].

ARTICLE I

Definitions

SECTION 1.01  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the First Lien/Second Lien Intercreditor Agreement.

ARTICLE II

Accession

SECTION 2.01  [The][/Each] New Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the First Lien/Second Lien Intercreditor Agreement as an Other Second-Priority Representative as if it had originally been party to the First Lien/Second Lien Intercreditor Agreement as an Other Second-Priority Representative.

SECTION 2.02  [The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the First Lien/Second Lien Intercreditor

(2)           To be included if applicable.

Agreement as an Other Second-Priority Collateral Agent as if it had originally been party to the First Lien/Second Lien Intercreditor Agreement as an Other Second-Priority Collateral Agent.]

SECTION 2.03  The New Representative[s] and the New Collateral Agent confirm[s] that their address details for notices pursuant to the First Lien/Second Lien Intercreditor Agreement [is][/are] as follows: [•].

SECTION 2.04  Each party to this Agreement (other than the New Representative[s] and the New Collateral Agent) confirms the acceptance of the New Representative[s] and the New Collateral Agent as an Other Second-Priority Representative and an Other Second-Priority Collateral Agent, respectively, for purposes of the First Lien/Second Lien Intercreditor Agreement.

SECTION 2.05  [•] [is][/are] acting in the capacities of Other Second-Priority Representative[s] and [•] is acting in its capacity as Other Second-Priority Collateral Agent solely for the Secured Parties under [•].

ARTICLE III

Miscellaneous

SECTION 3.01  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  The provisions of Section 8.7 of the First Lien/Second Lien Intercreditor Agreement are incorporated herein mutatis mutandis.

SECTION 3.02  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS]

SCHEDULE I

Subsidiary Parties

Subsidiary	Jurisdiction
MADE EVENT, LLC	Massachusetts
Beatport Japan, LLC	Colorado
BEATPORT, LLC	Colorado
EZ FESTIVALS, LLC	New York
430 ACQUISITION LLC	Delaware
430R ACQUISITION LLC	Delaware
ID&T/SFX Mysteryland LLC	Delaware
ID&T/SFX North America LLC	Delaware
ID&T/SFX Q-Dance LLC	Delaware
ID&T/SFX Sensation LLC	Delaware
ID&T/SFX TomorrowWorld LLC	Delaware
Pita I LLC	Delaware
PITA III LLC	Delaware
SFX ACQUISITION, LLC	Delaware
SFX EDM Holdings Corporation	Delaware
SFX EX IP LLC	Delaware
SFX EXPERIENCE, LLC	Delaware
SFX INTERMEDIATE HOLDCO I LLC	Delaware
SFX INTERMEDIATE HOLDCO II LLC	Delaware
SFX International, Inc.	Delaware
SFX IP LLC	Delaware

S-1

SFX Made IP LLC	Delaware
SFX MARKETING LLC	Delaware
SFX NIGHTLIFE TELEVISION LLC	Delaware
SFX-320 Lincoln Operating LLC	Delaware
SFX-Cameo Operating LLC	Delaware
SFX-Disco Operating LLC	Delaware
SFXE IP LLC	Delaware
SFX-Huka Operating LLC	Delaware
SFX-IDT N.A. Holding II LLC	Delaware
SFX-IDT N.A. HOLDING LLC	Delaware
SFX-LIC Operating LLC	Delaware
SFX-Mokai Operating LLC	Delaware
SFX-Nightlife Operating LLC	Delaware
SFX-Opium Group Operating LLC	Delaware
SFX-Star Island Operating LLC	Delaware
SFX-VMX Holding LLC	Delaware
SFX-VMX Operating LLC	Delaware
STEREOSONIC US IP LLC	Delaware
SFX-Disco Intermediate Holdco LLC	Delaware
SFX-REACT OPERATING LLC	Delaware
Michigan JJ Holdings LLC	Delaware
SFX-Hudson LLC	Delaware

S-2